Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER ENDED JUNE 30, 2026

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

1450 OWENS STREET, ALEXANDRIA CENTER® for SCIENCE and TECHNOLOGY – MISSION BAY MEGACAMPUS™ | SAN FRANCISCO BAY AREA

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026

Table of Contents
June 30, 2026

COMPANY HIGHLIGHTS	Page		Page
Alexandria's Mission and Cluster Model ..............................................	iii

EARNINGS PRESS RELEASE
Second Quarter Ended June 30, 2026 Financial and Operating Results ...................................................................................................	1	Consolidated Statements of Operations ..........................................	9
Guidance ...................................................................................................	4	Consolidated Balance Sheets ............................................................	10
Dispositions, Sales of Partial Interests, and Other Capital Sources	7	Funds From Operations and Funds From Operations per Share	11
Earnings Call Information and About the Company ...........................	8

SUPPLEMENTAL INFORMATION
Company Profile .......................................................................................	14	External Growth / Investments in Real Estate
Investor Information .................................................................................	15	Investments in Real Estate ................................................................	33
Financial and Asset Base Highlights .....................................................	16	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Tenant Base ...............................................	18	Recent Deliveries ...........................................................................	35
Internal Operating Metrics		Under Construction ........................................................................	36
Key Operating Metrics .............................................................................	19	Summary of Pipeline ......................................................................	39
Same Property Performance ..................................................................	21	Construction Spending ........................................................................	43
Leasing Activity .........................................................................................	22	Capitalization of Interest .....................................................................	44
Contractual Lease Expirations ...............................................................	23	Joint Venture Financial Information ...................................................	45
Top 20 Tenants .........................................................................................	24	Balance Sheet Management
Summary of Properties and Occupancy ..............................................	25	Investments ..........................................................................................	47
Property Listing ........................................................................................	27	Balance Sheet ......................................................................................	48
		Key Credit Metrics ...............................................................................	49
		Summary of Debt .................................................................................	50
		Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	54

CONFERENCE CALL INFORMATION:
Tuesday, August 4, 2026 2:00 p.m. Eastern Time 11:00 a.m. Pacific Time

(833) 366-1125 (U.S./Canada) (412) 902-6738 (International)
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	iii

Developed in the book *Good to Great* by Jim Collins, the Hedgehog Concept is a strategic framework that CRYSTALLIZES WHY WE EXIST, WHAT SETS US APART, and WHAT DRIVES OUR LASTING ENDURANCE.

WHAT ARE YOU DEEPLY **PASSIONATE ABOUT?**

Enabling the most innovative scientific and technological minds to cure disease

WHAT CAN YOU BE **BEST IN THE WORLD AT?**

Delivering our differentiated Megacampus™ platform clustered in the key centers of life science and advanced technology innovation

WHAT DRIVES YOUR **ECONOMIC ENGINE?**

Leveraging our Megacampus™ platform and long-term tenant relationships to increase durable occupancy and cash flow growth

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	iv

"Widen the moat, build enduring competitive advantage, delight your customers, and relentlessly fight costs."
WARREN BUFFETT

ALEXANDRIA:
HIGHLY IMPACTFUL,
CONSEQUENTIAL COMPANY &
THE MOST TRUSTED BRAND IN
LIFE SCIENCE REAL ESTATE
WE INVENTED IT. WE DOMINATE IT.

HIGHEST-QUALITY AND LARGEST ASSET BASE CLUSTERED IN MISSION-CRITICAL MEGACAMPUSES IN THE KEY CENTERS OF LIFE SCIENCE AND TECHNOLOGY INNOVATION

LEADING TENANT BASE WITHIN THE LIFE SCIENCE REAL ESTATE SECTOR

HIGH-QUALITY, LONG-TERM CASH FLOWS

PROVEN UNDERWRITING EXPERTISE

STRONG AND FLEXIBLE BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM WITH DEEP SECTOR EXPERTISE

ALEXANDRIA’S MEGACAMPUS™ PLATFORM REPRESENTS
80% OF OUR ANNUAL RENTAL REVENUE

As of June 30, 2026. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	v

4135 CAMPUS POINT COURT

CAMPUS POINT BY ALEXANDRIA MEGACAMPUS
UNIVERSITY TOWN CENTER, SAN DIEGO

TARGETING

DELIVERED IN JUNE 2026: ALEXANDRIA’S HIGHLY SUSTAINABLE
STATE-OF-THE-ART R&D HUB FOR BRISTOL MYERS SQUIBB
UNDER A 15-YEAR LEASE
This new 426,927 RSF facility will support BMS’s
cutting-edge research in cancer as well as
immune-mediated and neurodegenerative diseases

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	vi

50 YEARS AGO GENENTECH SPARKED THE BIOTECHNOLOGY REVOLUTION

Genentech pioneered recombinant DNA technology, effectively launching the modern biotech industry and setting a foundation for decades of life-changing medicine.

TODAY, 10,000 DISEASES REMAIN – 90% STILL WITHOUT TREATMENT(1)

KEY DISEASE AREAS OF SIGNIFICANT UNMET NEED IN THE UNITED STATES

CHRONIC DISEASE

129M

Adults Suffering From One or More Chronic Diseases(2)

HEART DISEASE

1 in 5

Deaths Due to Heart Disease, the Leading Cause of Death(3)

CANCER

40%

of Individuals Will Be Diagnosed With Cancer During Their Lifetime(4)

ALZHEIMER'S DISEASE

7.2M

Adults Over 65 Living With Alzheimer's Disease(5)

(1)Sources: Haendel et al., “How many rare diseases are there?”, Nature Reviews Drug Discovery, 2020; National Organization for Rare Disorders as cited in The Wall Street Journal, 2025.
(2)Source: PhRMA, “Medicines in Development for Chronic Diseases: 2024 Report.”
(3)Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Represents the latest published data, which reflects the U.S. estimate for 2022.
(4)Source: National Cancer Institute, “Cancer Statistics,” updated May 7, 2025. Represents the latest published data, which reflects 2018–2021 data, not including 2020 due to lack of collection during the COVID-19 pandemic.
(5)Source: Alzheimer’s Association, “2025 Alzheimer’s Disease Facts and Figures.” Represents the latest published data, which reflects the U.S. estimate for 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	vii

1 STRONG BASIC & TRANSLATIONAL RESEARCH

Discovery of fundamental disease biology that underpins the development of future medicines

2 INNOVATIVE ENTREPRENEURIAL ENVIRONMENT & ACCESS TO LOWER-COST CAPITAL

R&D funding across private, public biotech, and pharma to improve and extend lives

3 RELIABLE AND EFFICIENT REGULATORY FRAMEWORK TO REDUCE TIME & COST OF FDA APPROVALS

Transparent process for evaluating new medicines that is supported by reliable and efficient timelines and open communication

4 HEALTHY PAYMENT ENVIRONMENT FOR INNOVATIVE MEDICINES

Drug pricing policy that balances incentivizing new medicine development, potential long-term healthcare savings, and patient access

THE HEALTH OF THE HIGHLY REGULATED LIFE SCIENCE INDUSTRY
IS DEPENDENT ON FOUR CRITICAL PILLARS

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	viii

2026: Amid Market and Policy Uncertainty, the Life Science Industry is Navigating Complex Regulatory Dynamics and Global Competition

JAN

- Appellate court rules against NIH 15% indirect cost cap

FEB

- Bipartisan congressional support approves full $48.7B FY26 NIH budget, rejecting administration's proposed cuts
- FDA to allow one pivotal trial instead of two for drug approval
- RFK Jr. announces key leadership changes ahead of midterm elections
- Jay Bhattacharya named acting CDC director

MAR

- FDA CBER Director Vinay Prasad announces his departure
- Federal judge halts CDC's childhood vaccine overhaul
- FDA takes further steps to streamline biosimilar development to speed time to market and decrease costs
- Iran conflict pressures inflation and interest rates, weighing on biotech funding, valuations, and risk appetite
- Global biotech licensing deals out of China reach ~$60B in 1Q26
- Bipartisan House lawmakers signal willingness to counter China's significant biotech gains

APR

- Trump imposes 100% tariffs on pharma companies that do not strike US manufacturing deals
- Trump administration drops court fight to cap NIH indirect cost payments
- Trump reauthorizes SBIR and STTR grant programs
- Trump nominates pro-vaccines Erica Schwartz as CDC Director
- Kailera Therapeutics raised a $625M IPO, topping the prior biotech IPO record set by Moderna in 2018
- FDA names Katherine Szarama acting director of CBER

MAY

- Legislative proposal, Next Generation US Clinical Development to Accelerate Cures Proposal, proposed to modernize the clinical trials process for faster and more accessible clinical trials in the U.S.
- FDA Commissioner Marty Makary resigns and Kyle Diamantas named as Acting FDA Commissioner
- MIT says research has fallen 10%, and grad student enrollment is down, driven by federal funding and policy changes
- US Supreme Court declined to hear cases brought by pharma challenging the IRA's Medicare Drug Price Negotiation Program

JUN

- FDA approves 23 novel therapies through the first half of the year, on par to historical trends
- HHS announces Operation TrialBlazer an initiative to accelerate domestic drug development by cutting regulatory delays, leveraging AI, and compressing First-in-Human timelines
- Chris Klomp nominated as HHS Deputy Director
- Bipartisan House bill, BINSA, proposed to restrict investment in Chinese biotech companies. If passed, in-licensing of Chinese assets could be subject to treasury department review
- WuXi AppTec listed on the U.S. Dept of War's roster of "Chinese military companies," and thus subject to restrictions under the Biosecure Act

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	ix

Budget & Policy Wins Provide Near-Term Support for the NIH

NIH National Institutes of Health
Turning Discovery Into Health

INDIRECT COST CAPS

Judicial Rulings and Appropriations Bills Have Blocked the Proposed NIH 15% Indirect Cost Cap, **Reinforcing Funding Stability for Academic Research Institutions**

Budget Update

FY2026
Congress maintained agency funding at $48.7B for FY26, a $415M (~1%) increase over FY25.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	x

2026 FDA Approval Activity Remains Consistent With Recent Historical Trends

FDA interim director Kyle Diamantas is a well-respected leader and operator within the agency

22
36
46
48
23
2006–2010
2011–2015
2016–2020
2021–2025
1H26

AVERAGE ANNUAL APPROVALS PER 5-YEAR PERIOD
2006-2025

47%

FDA Approvals Marketed by Alexandria Tenants Since 2015

SELECT NOVEL THERAPIES FROM ALEXANDRIA TENANTS IN 1H26

AstraZeneca

BAXFENDY

First-in-class aldosterone synthase inhibitor (ASI) for the treatment of hypertension

GSK

LYNAVOY

First approved therapy to treat cholestatic pruritus in primary biliary cholangitis

Lilly

FOUNDAYO

Treatment to reduce excess body weight and maintain long term weight reduction in adults with obesity

Source: U.S. Food and Drug Administration, June 2026. 1H26 covers the period from January 1, 2026 to June 30, 2026.
Novel therapies approved by the FDA (Center for Drug Evaluation and Research) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xi

AI supports – but does not replace – physical experimentation done in a lab

37 Trillion
CELLS IN THE HUMAN BODY

3.2 Billion
DNA BASEPAIRS ("Genetic Letters") IN A HUMAN CELL

"It's worth understanding why biology in general is difficult... It's not just complex, it's actually just huge. Like huge, huge. All the numbers are big, no matter what they are. And it's huge enough that it's bigger than our experimental capacity ever. It gets bigger than, you know, number of cells on the planet, definitely people on the planet, stars in the universe, atoms in the universe."

– AVIV REGEV
Head, Executive Vice President,
Genentech Research and Early Development

AI’S IMPACT ON DRUG DISCOVERY IS CONSTRAINED
BY THE COMPLEXITY OF HUMAN BIOLOGY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xii
ALEXANDRIA’S PATH FORWARD

Steadily Improve Occupancy and Increase NOI, Focusing on Leasing to All Sectors of Our Tenant Base

Continue to Successfully Manage G&A

Maintain Optionality for Future Growth Focused on MegacampusTM Investment

Consider Flexible and Opportunistic Share Buyback Plan

Maintain a Strong and Flexible Balance Sheet, Significant Liquidity, and Targeted Leverage

Reduce Capital Spend and Funding Needs while Prioritizing Capital Necessary to Lease Space

Execute on Varied Cost- Efficient Sources of Capital, Including Land and Non-core Dispositions, Sales of Partial Interests, and Other Capital to Support the Achievement of Our Leverage Ratio Targets

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xiii
ALEXANDRIA CONTINUES TO MAINTAIN A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY
On track for annualized 4Q26 leverage guidance of 5.6x to 6.2x

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2022(2)
$3.6B	95.7%

REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
9.7	4.08%
Longest Among S&P 500 REITs(3)

4Q26 ANNUALIZED GUIDANCE
5.6x to 6.2x	3.6x to 4.1x
NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA	FIXED-CHARGE COVERAGE RATIO
TOP 20%
CREDIT RATING RANKING
AMONG ALL PUBLICLY TRADED
U.S. REITS(1)
BBB+
Negative
WEIGHTED AVERAGE
Baa2
Stable
As of June 30, 2026, unless stated otherwise. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Top 20% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of June 30, 2026.
(2)Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2022 through June 30, 2026.
(3)Sources: S&P Global Market Intelligence, Bloomberg, or company filings as of March 31, 2026, except for ARE, which is as of June 30, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xiv
Longest Debt Maturity Profile Among S&P 500 REITs:
Weighted-Average Remaining Debt Term of 9.7 Years
(1)
6%
OF
TOTAL
DEBT
20%
OF TOTAL DEBT
(1)
(2)
Debt Maturities by Year
($ in millions)
As of June 30, 2026, unless stated otherwise.
(1)Reflects the unsecured senior line of credit and commercial paper at the pro forma maturity date of January 22, 2032, based on the July 2026 amendment to the unsecured senior line of credit, which extends the maturity date from January 22, 2030 and is expected to become effective in September 2026. The weighted-average remaining debt term of 9.7 years does not reflect the effect of this amendment. Pro forma for the amended and restated
unsecured senior line of credit, our weighted-average remaining debt term would have been 10.0 years. Refer to footnotes 2 through 4 on page 51 under “Fixed-rate and variable-rate debt” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xv

2026 SOURCES OF CAPITAL: $2.9B(1) DISPOSITIONS, SALES OF PARTIAL
INTERESTS, AND OTHER CAPITAL SOURCES
$1.33B
(2)
(3)
September
2026
Projected
Weighted-Average
Completion Date
$2.9B
Guidance
Midpoint
(1)
$471M
$1.10B
Refer to “Dispositions, sales of partial interests, and other capital sources” in the Earnings Press Release for additional details.
(1)Based on the midpoint of our 2026 guidance range for dispositions, sales of partial interests, and other capital sources. Actual results may differ significantly.
(2)We may utilize multiple sources of capital, including sales of partial interests and other capital sources, intended to support the achievement of our leverage ratio targets. We continue to evaluate available alternatives and expect to execute on cost-efficient sources of capital under prevailing market conditions. We do not anticipate the issuance of any common equity during the year ending December 31, 2026.
(3)As of August 3, 2026, completed dispositions aggregated $170.4 million and our share of pending dispositions and sales of partial interests subject to non-refundable deposits, signed letters of intent, or purchase and sale agreement negotiations aggregated $1.16 billion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xvi

REDUCTION IN NON-INCOME-PRODUCING AND NON-CORE ASSETS

Non-Income-Producing Assets(1) as
a Percentage of Gross Assets
Annual Rental Revenue
(“ARR”)
From Non-Core Assets as
a Percentage of Total ARR(2)
20%
17%
16%

Development/ Redevelopment Under Construction
Land/Future Development
11% to 16%
5% to 10%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Excludes properties classified as held for sale. Land parcels classified as held for sale represented approximately 0.5% of total non-income-producing assets as of June 30, 2026, compared with approximately 1% as of December
31, 2025 and 2024.
(2)Represents non-core assets outside of our Megacampus ecosystems.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xvii

BEST ASSETS in the BEST LOCATIONS

THE ALEXANDRIA MEGACAMPUS™

BEST LEASING TEAM

DOMINATING LIFE SCIENCE LEASING MARKET

FOCUS ON STEADY IMPROVEMENT IN
OCCUPANCY AND NOI
+4.0% future benefit to occupancy from 1.4 million RSF of leased space not yet occupied as of 2Q26(1)
FOCUS ON
INCREASING
OCCUPANCY and
CASH FLOWS through
LEASING
(1)Represents 1.4 million RSF of leases executed but not occupied as of June 30, 2026, with a weighted-average future expected occupancy date of approximately November 2026. These leases are expected to generate annual rental revenue of approximately $69 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xviii

952K RSF
2Q25-1Q26
AVERAGE
770 RSF
1,171 RSF
1,221 RSF
647 RSF
+60%
1,039 RSF
2Q25
3Q25
4Q25
1Q26
2Q26
QUARTERLY TOTAL LEASING VOLUME (RSF IN THOUSANDS)
SUBSTANTIAL GROWTH IN 2Q26 TOTAL LEASING
>1M RSF
LEASED IN 2Q26
+60%
2Q26 vs 1Q26
+87K RSF
ABOVE 2Q25-1Q26 AVERAGE

2Q26 TOTAL LEASING VOLUME SURPASSES 1M RSF AND EXCEEDS PRIOR QUARTER AND 2Q25–1Q26 AVERAGE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xix
LEASING VOLUME
1,039
647

(1)

Renewals & Re-leasing	Development & Redevelopment	Previously Vacant	Projected Total Leasing

QUARTERLY TOTAL LEASING VOLUME
(RSF IN THOUSANDS)
Refer to “Leasing activity” in the Supplemental Information for additional details.
(1)The projected 3Q26 leasing RSF is an estimate based on our current assessment of a range of potential leasing outcomes, subject to ongoing negotiations. These assumptions are inherently uncertain, and some or all of the contemplated transactions may not be executed by September 30, 2026, or at all. Accordingly, actual results may differ materially from this estimate. Refer to the “Forward-Looking Statements” on page 8 of the Earnings Press
Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xx
ALEXANDRIA’S LEASING VOLUME IS DRIVEN BY OUR DIVERSE TENANTS
68% of our leasing activity during 2Q26 was generated from our existing tenant base
(1)
2Q26 Leasing Volume by Tenant Type
(% of 2Q26 Total RSF Leased)
(1)Includes a 159,947 RSF lease with an advanced technology tenant at 3000 Minuteman Road in our Greater Boston market executed in 2Q26, enabling a pivot from a redevelopment strategy for laboratory use to advanced technology use.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxi

ALEXANDRIA	MARKET	ALEXANDRIA OUTPERFORMANCE
Greater Boston			
San Diego			
San Francisco Bay Area

Alexandria’s Leasing Performance In Its Top 3 Markets
Has Significantly Exceeded Overall Market
OCCUPANCY AS OF 2Q26
(1)

83.0%	74.6%	+	8.4%

89.9%	78.2%	+	11.7%

83.1%	74.4%	+	8.7%
(1)Source: Alexandria’s proprietary market database. Represents the market occupancy in the Greater Boston, San Diego, and San Francisco Bay Area markets as of June 30, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxii

CONTINUED SUCCESSFUL MANAGEMENT OF G&A EXPENSES
ARE generates more than 2x the NOI per G&A expense compared to the S&P 500 REIT average

6.6%	14.3%
Alexandria 2Q26(1)	S&P 500 REIT(2) Average 2023–2025 (excluding Alexandria)

GENERAL AND ADMINISTRATIVE EXPENSES AS A
PERCENTAGE OF NET OPERATING INCOME(3)
(1)Trailing twelve months ended June 30, 2026.
(2)Source for S&P 500 REIT data: S&P Global Market Intelligence.
(3)Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxiii

CONTINUED SUCCESSFUL MANAGEMENT OF G&A EXPENSES
(cont’d)

$24.4M
Savings
vs. 2024
$168M

$76M

Projected Cumulative G&A Savings in 2025 and 2026(1) Relative to 2024

$51.3M
Savings
vs. 2024
$144M(1)
$117M
ANNUAL GENERAL & ADMINISTRATIVE EXPENSE
(1)Based on the midpoint of our guidance range for 2026 general and administrative expenses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xxiv

BOMA TOBY AWARDS

GREATER BOSTON WINS TWO 2026 INTERNATIONAL BOMA TOBY AWARDS

EARTH BUILDING
(SUSTAINABILITY)
325 BINNEY STREET | CAMBRIDGE
ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGACAMPUS™

COMMUNITY LINK
PUBLIC ASSEMBLY CATEGORY
THE ARSENAL ON THE CHARLES MEGACAMPUS™
GREATER BOSTON

ALEXANDRIA’S OPERATIONAL EXCELLENCE IN ASSET
MANAGEMENT, DESIGN, AND DEVELOPMENT SUPPORTS
TENANT RETENTION AND LONG-TERM CASH FLOW
The Outstanding Building of the Year (TOBY) Awards are the commercial real estate industry’s highest recognition honoring excellence in commercial building management and operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	1
Alexandria Real Estate Equities, Inc. Reports
2Q26 and 1H26 Net (Loss) Income per Share – Diluted of $(0.43) and $1.68, respectively, and 2Q26 and 1H26 FFO per Share – Diluted, as Adjusted, of $1.73 and $3.46, respectively
PASADENA, Calif. – August 3, 2026 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the second quarter ended June 30, 2026.

KEY HIGHLIGHTS

Operating results	2Q26	2Q25	1H26	1H25
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(73.7)	$(109.6)	$286.7	$(121.2)
Per share	$(0.43)	$(0.64)	$1.68	$(0.71)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$296.1	$396.4	$592.0	$788.4
Per share	$1.73	$2.33	$3.46	$4.63

A best-in-class REIT with a high-quality and diverse tenant base, strong margins, and long lease terms

(As of or for the three months ended June 30, 2026, unless stated otherwise)
Occupancy of operating properties	86.9%
Occupancy of operating properties, including executed leases with future occupancy	90.9%
Percentage of annual rental revenue in effect from Megacampus platform	80%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	57%
Operating margin	69%
Adjusted EBITDA margin	67%
Percentage of leases containing annual rent escalations	97%

Weighted-average remaining lease term:
Top 20 tenants	10.0	years
All tenants	7.7	years
Strong 2Q26 tenant collections(1):
2Q26 rents and receivables collected as of August 3, 2026	99.9%
(1)Refer to “Tenant collections” under “Definitions and reconciliations” in the Supplemental Information.

Strong and flexible balance sheet with significant liquidity; top 20% credit rating ranking among all publicly traded U.S. REITs; long-duration remaining debt term (as of 6/30/26)
•$21.84 billion in total market capitalization.
•$9.02 billion in total equity capitalization.
•Net debt and preferred stock to Adjusted EBITDA of 7.0x and fixed-charge coverage ratio of
3.3x for 2Q26 annualized; 4Q26 annualized targets: 5.6x–6.2x and 3.6x–4.1x, respectively.
•We expect improvement in our quarter-annualized net debt and preferred stock to Adjusted
EBITDA ratio in 2H26 as we complete dispositions, sales of partial interests, and other capital sources.
•Significant liquidity of $3.60 billion and extension of our $5.0 billion unsecured senior line of credit to 2032.
•Only 6% of our total debt matures through 2028.
•9.7-year weighted-average remaining debt term, the longest among S&P 500 REITs.
•Total debt and preferred stock to gross assets of 31%.
•Intermediate-term goal for leverage: mid-5x range.

Solid 2Q26 leasing volume exceeding 1.0 million RSF
•2Q26 total leasing volume surpassed 1.0 million RSF, increasing 60% from 1Q26 and exceeding the 2Q25–1Q26 quarterly average of 952,365 RSF by approximately 87,000 RSF.
•Includes 397,919 RSF for combined previously vacant and development and redevelopment space; second-highest amount since 2Q24, excluding the 466,598 RSF build-to-suit lease signed in 3Q25.
•75% of our leasing activity during the last twelve months was generated from our existing tenant base.

Leasing Volume in RSF:	2Q26	1Q26	1H26
Leasing of development and redevelopment space	68,771	117,935	186,706
Leasing of previously vacant space	329,148	148,734	477,882
	397,919	266,669	664,588
Lease renewals and re-leasing of space	640,998	380,687	1,021,685
Total leasing volume	1,038,917	647,356	1,686,273
Lease renewals and re-leasing of space:
Rental rate changes	(0.7)%	(15.0)%	(7.4)%
Rental rate changes (cash basis)	(4.3)%	(15.8)%	(9.6)%

Ongoing execution of Alexandria’s capital recycling strategy
We plan to continue funding a significant portion of our capital requirements for the year ending
December 31, 2026 through dispositions of land, non-core dispositions, sales of partial interests, and other capital sources.

(in millions)	Sales Price	%
Completed as of August 3, 2026	$170
Pending transactions subject to non-refundable deposits, signed letters of intent, and/or sale agreement negotiations	1,159
	1,329	46%
Dispositions, sales of partial interests, and other capital sources in process	1,100	38%
Multiple alternatives under evaluation	471	16%
2026 guidance midpoint for dispositions, sales of partial interests, and other capital sources	$2,900
We expect to allocate this capital as follows (based on guidance midpoints):

(in millions)	2026 Guidance (Midpoint)
Construction focused on highly leased developments and lease-up of vacant space	$1,750
Reduction of debt to meet our leverage goal	1,675
Net cash provided by operating activities, as adjusted	(525)
$2,900

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	2

Second Quarter Ended June 30, 2026 Financial and Operating Results (continued)
June 30, 2026

Occupancy and leasing progress

Operating occupancy as of March 31, 2026	87.7%
Key changes to occupancy:
Reclassification of space at 3000 Minuteman Road from redevelopment to operating in 2Q26, fully leased with expected occupancy in 2Q27	(0.4)	(1)
Previously disclosed 2Q26 key lease expirations with expected downtime	(0.8)
Increase in occupancy, primarily due to the commencement of leases during 2Q26	0.4
Operating occupancy as of June 30, 2026	86.9
Vacant space with executed leases and future occupancy	4.0	(2)
Operating occupancy as of June 30, 2026, including executed leases with future occupancy	90.9%
(1)Refer to “Reduction of capital spend and funding needs” in this Earnings Press Release for additional details regarding the 159,947 RSF lease executed in 2Q26.
(2)Represents executed leases aggregating 1.4 million RSF with occupancy expected upon completion of building and/or tenant improvements. The weighted-average expected occupancy date is approximately
November 2026, with expected annual rental revenue of approximately $69 million. We expect 64% of the total
1.4 million RSF to be occupied by December 31, 2026. These spaces are located primarily in the Greater
Boston, San Diego, and San Francisco Bay Area markets.
KEY OPERATING METRICS

Operating metrics	2Q26		1H26
Same property performance:
Net operating income changes	(10.6)%	(1)	(11.5)%	(1)
Net operating income changes (cash basis)	(8.6)%	(1)	(11.2)%	(1)
Occupancy – current-period average	87.1%		88.2%
Occupancy – same-period prior-year average	92.6%		93.5%

Refer to “Same property comparisons” and “Net operating income” under “Definitions and reconciliations” in the
Supplemental Information for additional details and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)The decline was due to a decrease in same property occupancy, primarily driven by previously disclosed key lease expirations with expected downtime aggregating 657,492 RSF in 1Q26 and 260,888 RSF in 2Q26, with weighted-average lease expiration dates of January 2026 and April 2026, respectively.

Reduction of capital spend and funding needs
•In 2Q26, we executed a lease aggregating 159,947 RSF with an advanced technology tenant at our redevelopment project at 3000 Minuteman Road in our Greater Boston market. The lease enables us to pivot a portion of the redevelopment project from future laboratory and/or biomanufacturing use to a lower-cost advanced technology use, reducing the project’s expected aggregate construction budget by approximately $80 million. We expect to deliver the 159,947 RSF of leased space in 2Q27 upon completion of building and tenant improvements.
•As a result, the leased space was reclassified from redevelopment to operating, reducing the redevelopment project from 431,550 RSF as of 1Q26 to 271,603 RSF as of 2Q26.
•We continue to evaluate the business and financial strategy for five projects aggregating
1.4 million RSF, which may allow us to further reduce future construction funding requirements within our active pipeline.

Reduction of capital spend and funding needs (continued)
•As of 2Q26, we executed letters of intent aggregating 108,800 RSF for advanced technology use at our redevelopment project at 311 Arsenal Street. If we are successful in executing these potential leases, we expect to evaluate whether all or a portion of this project will be placed back into operation without the need to further redevelop for laboratory use.
•Non-income-producing assets for 2Q26 are 16% of gross assets, a 4% reduction since 4Q24;
targeting a range of 11% to 16% by 4Q26.

Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $57 million during 2Q26, with an additional $42 million anticipated to be delivered by 4Q26
•During 2Q26, we placed into service one development project aggregating 426,927 RSF that is 100% occupied by Bristol Myers Squibb at 4135 Campus Point Court in our University
Town Center submarket and delivered incremental annual net operating income aggregating
$57 million.
•Annual net operating income (cash basis) from recently delivered projects is expected to increase by $40 million upon the burn-off of initial free rent, which has a weighted-average remaining period of approximately five months.
•79% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF		Occupied/ Leased/ Negotiating Percentage
(dollars in millions)
Placed into service in 1H26	$58		532,219		91%

Expected to be placed into service:
2H26	$42	(1)	174,662	(2)	84%	(3)
2027–2028	93		1,258,004		68%
	$135
(1)Includes expected partial deliveries through 2026 from projects expected to stabilize in 2027–2028, including speculative future leasing that is not yet fully committed. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental
Information for additional details.
(2)Represents the RSF of projects expected to stabilize in 2026. Does not include RSF for partial deliveries through 2026 from projects expected to stabilize in 2027–2028.
(3)Represents the current leased/negotiating percentage of our 174,662 RSF development project that is expected to stabilize in 4Q26.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	3

Second Quarter Ended June 30, 2026 Financial and Operating Results (continued)
June 30, 2026

Continued successful management of general and administrative expenses
•General and administrative expenses for 2Q26 aggregated $36.9 million, an increase of
$7.7 million, or 26.5%, from 2Q25, but a decrease of $7.8 million, or 17.4%, from 2Q24, reflecting the continued benefit from cost‑efficiency initiatives implemented in prior years.
Some of the cost savings in 2025 were temporary, and approximately half of the cost reductions achieved in 2025 are expected to continue in 2026.
•Compared to 2024, we continue to expect approximately $76 million of cumulative general and administrative expense savings in 2025 and 2026 (based on the midpoint of our 2026 guidance range).
•For the trailing twelve months ended June 30, 2026, our general and administrative expenses represented 6.6% of net operating income, approximately half the average of other S&P 500
REITs for 2023–2025.

Key capital events
•In July 2026, we executed an agreement to amend our $5.0 billion unsecured senior line of credit. The amendment is expected to become effective in September 2026, upon the satisfaction of certain conditions. The amendment extends the maturity date from
January 22, 2030 to January 22, 2032, including extension options that we control. In addition, the amendment reduces the applicable borrowing rate to SOFR plus 0.725% from the currently applicable SOFR plus 0.835%. In connection with the amendment, we expect to recognize a loss on early extinguishment of debt of approximately $3.3 million related to the partial write-off of unamortized loan fees in 3Q26.
•In April 2026, we repaid, upon maturity, $350.0 million of 3.80% unsecured senior notes payable. The repayment was funded temporarily with borrowings under our commercial paper program, which will be repaid through planned dispositions, sales of partial interests, and other capital sources included in our 2026 guidance. No gain or loss was incurred in connection with this repayment.
•Under our common stock repurchase program authorized in December 2025, we may repurchase up to $500.0 million of our common stock through December 31, 2026. As of
June 30, 2026, no shares have been repurchased under this program and $500.0 million remains available for future share repurchases.

Dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared of $0.72 per share for 2Q26, consistent with the preceding quarter. The declared dividend per common share reflects our commitment to maintaining the strength of our balance sheet, enhancing financial flexibility, preserving liquidity, and sharing cash flows with our stockholders.
•Significant net cash provided by operating activities, as adjusted, retained for reinvestment aggregating $2.60 billion for the years ended December 31, 2022 through 2025 and the midpoint of our 2026 guidance range.
•Dividend yield of 5.4% as of June 30, 2026 and dividend payout ratio of 42% for the three months ended June 30, 2026.

Investments
•As of June 30, 2026:
•Our non-real estate investments aggregated $1.69 billion.
•Unrealized gains presented in our consolidated balance sheet were $223.9 million, comprising gross unrealized gains and losses aggregating $290.5 million and $66.6 million, respectively.
•Investment income of $133.2 million for 2Q26, presented in our consolidated statement of operations, consisted of $10.3 million of realized gains, $131.9 million of unrealized gains, and $9.0 million of impairment charges.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	4

2026 Guidance
June 30, 2026
(Dollars in millions, except per share amounts)

Guidance for 2026 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2026. There can be no assurance that actual results will not be materially higher or lower than these expectations. Our guidance for 2026 is subject to a number of variables and uncertainties. Refer to our discussion of “forward-looking statements” on page 8 of the
Earnings Press Release as well as our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Projected 2026 Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted	As of 8/3/26	As of 4/27/26	Key Changes

Funds from operations per share, as adjusted(1)	$6.35 to $6.45	$6.30 to $6.50	No change to midpoint; range narrowed by 10 cents(2)
Midpoint	$6.40	$6.40

Key Credit Metrics Targets	As of 8/3/26	As of 4/27/26	Key Changes

Net debt and preferred stock to Adjusted EBITDA – 4Q26 annualized	5.6x to 6.2x	5.6x to 6.2x	No Change
Fixed-charge coverage ratio – 4Q26 annualized	3.6x to 4.1x	3.6x to 4.1x

	As of 8/3/26				As of 4/27/26 Midpoint
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities, as adjusted	$475	$575	$525		$525
Dispositions, sales of partial interests, and other capital sources(3)	2,100	3,700	2,900	(3)	2,900
Total sources of capital	$2,575	$4,275	$3,425		$3,425
Uses of capital:
Construction(4)(5)	$1,500	$2,000	$1,750		$1,750
Reduction in unsecured senior debt	1,075	2,275	1,675	See below	1,675
Total uses of capital	$2,575	$4,275	$3,425		$3,425
Reduction in unsecured senior debt (included above):
Repayment of unsecured senior notes payable with 2026 maturities	$650	$650	$650	$650	$650
Tender offers for partial principal repayments of unsecured senior notes payable	952	952	952	$952	952
Issuance of unsecured senior notes payable	(750)	(750)	(750)	$(750)	(750)
Unsecured senior line of credit, commercial paper, and other	223	1,423	823		823
Reduction in unsecured senior debt	$1,075	$2,275	$1,675		$1,675

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details on key credit metrics.
(1)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria Real Estate Equities, Inc.’s common stockholders” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Refer to “2026 and 4Q26 funds from operations per share – diluted, as adjusted” on page 6 for additional details.
(3)For the year ending December 31, 2026, we may utilize multiple sources of capital, including land and non-core dispositions, sales of partial interests, and other capital sources, to fund (i) construction focused on highly leased developments and lease-up of vacant space, and (ii) repayment of senior unsecured debt sufficient to achieve our net debt and preferred stock to Adjusted EBITDA – 4Q26 annualized target of 5.6x to 6.2x. We continue to evaluate available alternatives and expect to execute on varied cost-efficient sources of capital under prevailing market conditions. We do not anticipate the issuance of any common equity during the year ending December 31, 2026. As of August 3,
2026, completed dispositions aggregated $170.4 million, our share of pending dispositions and sales of partial interests subject to non-refundable deposits, signed letters of intent, or purchase and sale agreement negotiations aggregated
$1.16 billion, and in-process dispositions, sales of partial interests, and other capital sources aggregated $1.10 billion, with the remaining $471.0 million representing multiple alternatives that we are currently evaluating.
(4)We are currently evaluating our future construction spending estimates for 2027, and a number of factors could cause our preliminary estimates for 2027 to change as we refine our estimates over the next several months. As of August 3,
2026, our updated estimate of 2027 construction spending assumes a decline of $100 million to $600 million (relative to the $1.75 billion midpoint of our 2026 guidance range), resulting in an expected range of $1.15 billion to $1.65 billion, subject to market conditions. The updates to our 2027 construction spending outlook primarily reflect additional leasing activity since 1Q26, including recently executed leases and leases currently under negotiation, which has refined our expectations regarding the amount and timing of 2027 construction spending.
(5)We expect 2027 construction spending to primarily focus on: (i) construction spending required to complete our development and redevelopment projects that are expected to stabilize through 2028 and are 71% leased, (ii) five projects under evaluation which may require significant capital to complete, and (iii) revenue- and non-revenue-enhancing capital expenditures, in order to secure leasing of vacant space and renewals and re-leasing of space at our operating properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	5

2026 Guidance (continued)
June 30, 2026
(Dollars in millions)

	As of 8/3/26				As of 4/27/26		Key Changes to Midpoint
Key Assumptions	Low		High		Low	High

Occupancy of operating properties as of December 31, 2026	86.2%	(1)	87.8%	(1)	86.2%	87.8%	No Change
Same property performance:
Net operating income changes	(10.5)%	(1)	(8.5)%	(1)	(10.5)%	(8.5)%
Net operating income changes (cash basis)	(10.5)%	(1)	(8.5)%	(1)	(10.5)%	(8.5)%
Lease renewals and re-leasing of space:
Rental rate changes	(9.0)%		(1.0)%		(9.0)%	(1.0)%
Rental rate changes (cash basis)	(15.0)%		(7.0)%		(15.0)%	(7.0)%
Straight-line rent revenue	$45		$75		$55	$85	$10 million reduction(2)
General and administrative expenses	$134		$154		$134	$154	No Change
Capitalization of interest	$220		$260		$225	$265	$5 million reduction(3)
Interest expense	$260		$300		$240	$280	$20 million increase(4)
Realized gains on non-real estate investments(5)	$60		$90		$60	$90	No Change

(1)Our guidance for occupancy of operating properties as of December 31, 2026, and for 2026 same property net operating income changes assumes a benefit of approximately 1% and 2%, respectively, related to a range of assets with vacancy that could potentially be sold during 2026 and/or qualify for classification as held for sale by December 31, 2026, but that had not yet met such criteria as of June 30, 2026.
(2)Reduction driven primarily by write-offs and reserves of deferred rent related to tenant wind-downs. Our 2026 guidance continues to assume a $25 million to $30 million reduction in funds from operations related to potential tenant wind-
downs, of which approximately $14 million was recognized during 1H26, including approximately $8 million recognized in 2Q26.
(3)Reduction driven primarily by the achievement of certain milestone dates across several projects impacting 4Q26, including a potential decline related to projects for which we are evaluating business and financial strategies. Refer to the discussion of “2026 and 4Q26 funds from operations per share – diluted, as adjusted” and “Capitalization of interest” on the following page, and “Capitalization of interest” in the Supplemental Information for additional details.
(4)Includes: (i) an approximate $15 million increase resulting primarily from a shift of approximately six weeks in the weighted-average projected completion date of our 2026 dispositions, sales of partial interests, and other capital sources, from August 2026 to September 2026, and (ii) an approximate $5 million increase resulting primarily from the reduction in 2026 capitalization of interest in 4Q26 discussed in the footnote above.
(5)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted. Excludes unrealized gains and losses and significant gains and impairments realized on non-real estate investments, if any. Refer to
“Investments” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	6

2026 Guidance (continued)
June 30, 2026

$1.73
$1.73
1Q26
Actual
2Q26
Actual
3Q26
Projected
4Q26
Projected

Quarterly FFO Per Share – Diluted, As Adjusted

2026 and 4Q26 funds from operations per share – diluted, as adjusted
•On April 27, 2026, we provided a guidance range of $6.30 to $6.50 for projected 2026 funds from operations per share – diluted, as
$1.40–$1.50
adjusted. On August 3, 2026, we narrowed this range to $6.35 to $6.45 while maintaining the midpoint of $6.40. Our outlook includes the following assumptions:
•The $6.40 midpoint of the guidance range for 2026 funds from operations per share – diluted, as adjusted, remains unchanged, as we expect the benefit from the later dispositions, sales of partial interests, and other capital sources to substantially offset the higher interest expense and lower capitalization of interest for 2026. The narrowed guidance range reflects additional visibility into our full-
year outlook.
•We expect higher 3Q26 funds from operations per share – diluted, as adjusted, than previously assumed due to the approximately six-week shift in the weighted-average projected completion date of the dispositions, sales of partial interests, and other capital sources assumed at the midpoint of our 2026 guidance, from August to September 2026.
•During 4Q26, we expect lower capitalization of interest than previously assumed primarily driven by the achievement of certain milestone dates across several projects, including a potential decline related to projects for which we are evaluating business and financial strategies. The lower capitalized interest is expected to result in our 4Q26 funds from operations per share – diluted, as adjusted, being at the lower end of our previously provided, and now reiterated, range of $1.40 to $1.50.
1)  Development-related other income
•During 1H26, we recognized development fees and other related revenues of approximately $5.6 million, or $11 million annualized, most of which are expected to cease by the end of 2026 as we complete the respective projects.
2)  Development and redevelopment projects under business and financial strategy evaluation
•We have five development and redevelopment projects for which the business and financial strategies continue to be evaluated, including whether to continue construction of laboratory improvements, pause construction, pursue lower-investment construction alternatives (including a pivot to advanced technology use), or pursue a disposition. Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.
•If we elect to continue to pursue construction of laboratory improvements for these projects, the earliest deliveries of these projects are in 2028.
•If we elect to pursue lower-investment construction alternatives (including a pivot to advanced technology use), these projects could deliver earlier than 2028. The incremental capital required for alternative-use construction, and corresponding rental rates earned, are generally lower than those associated with laboratory improvements.
•In 2Q26, we executed a lease with an advanced technology tenant at the 3000 Minuteman Road redevelopment project in our Greater Boston market. This lease is for a lower-cost alternative use at lower rental rates and stabilized yields than our initial underwriting. Therefore, we placed one building at our 3000 Minuteman Road redevelopment project, aggregating 159,947 RSF, back into operation this quarter and included it in our operating occupancy as of June 30, 2026. Refer to the Earnings Press Release and “Leasing Activity” in the Supplemental Information for additional details.
•In addition, we have signed letters of intent at our 311 Arsenal Street redevelopment project for non-laboratory use, including advanced technology uses, aggregating 108,800 RSF. If we are successful in executing these potential leases for advanced technology use, we expect lower rental rates and stabilized yields than our initial underwriting.
3)  Capitalization of interest
•We expect average real estate basis capitalized to decline from $6.94 billion for 1H26 to an updated range of $3.4 billion to $4.9 billion for 4Q26, primarily driven by the achievement of certain milestone dates across several projects due to deliveries of development and redevelopment projects, deliveries of leased vacant space under construction, and pauses in construction and pre-construction activities, including a potential decline related to projects for which we are evaluating business and financial strategies. The updated range for 4Q26 represents a $400 million reduction (at the midpoint)
from the projected range of $3.8 billion to $5.3 billion that was previously disclosed on April 27, 2026. Refer to "Capitalization of interest" in the Supplemental Information for additional details.
•At each milestone date, we evaluate, on an asset-by-asset basis, whether to (i) proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions,
(ii) pause future investments, or (iii) consider potential dispositions of these real estate assets. If we cease the activities necessary to prepare a project for its intended use, costs related to such project, including interest, payroll, property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties, are expensed as incurred. Annualized capitalized operating expenses and payroll represent approximately 2% and 1%, respectively, of the total average real estate basis subject to capitalization for 1H26.
4)  2Q26 Key lease expirations

Key Lease Expirations
	RSF	Annual Rental Revenue	Weighted-Average Expiration Date	Weighted-Average Downtime
2026	451,450	$18.1 million	August 2026	12 to 24 months
2027	1,377,960	$100.5 million	March 2027	12 to 24 months
•We estimate 451 thousand RSF and 1.4 million RSF of leases expiring in 2026 and 2027 with approximately $18.1 million and $100.5 million of annual rental revenue, respectively, to have downtime after lease expiration. These
2026 and 2027 expirations have weighted-average contractual lease expiration dates of August 2026 and March
2027, respectively, and expected weighted-average downtime of 12 to 24 months. Refer to “Contractual lease expirations” in the Supplemental Information for additional details.
5)  Dispositions, sales of partial interests, and other capital sources
•We may utilize multiple sources of capital, including land dispositions, non-core dispositions, sales of partial interests, and other capital sources to support the achievement of our leverage ratio targets beyond 2026, given (i) key lease expirations in 2027 with downtime and the factors previously described that could negatively impact EBITDA, (ii) construction spending required to complete our development and redevelopment projects that are expected to stabilize through 2028 and are 71% leased, and (iii) revenue- and non-revenue-enhancing capital expenditures required to secure leasing of vacant space and renewals and re-leasing of space at our operating properties. Refer to footnotes 4 and 5 under “Key sources and uses of capital” on page 4 for additional details.
We expect to introduce 2027 guidance and related key assumptions, and 2027 key sources and uses of capital at our Investor Day on December 2, 2026, consistent with our historical practice.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	7

Dispositions, Sales of Partial Interests, and Other Capital Sources
June 30, 2026
(Dollars in thousands)

		Date of Transaction	Interest Sold	Square Footage		Capitalization Rate	Capitalization Rate (Cash Basis)	Price (Our Share)
Property	Submarket/Market			Operating	Future Development
Completed in 2Q26 and 1H26								$7,350

Completed in July 2026:
Land:
3825 and 3875 Fabian Way(1)	Palo Alto/San Francisco Bay Area	7/14/26	100%	228,000	250,000	N/A(1)		163,000

Total completed 2026 dispositions as of August 3, 2026								170,350
Our share of pending dispositions and sales of partial interests subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations								1,158,626
								1,328,976
Dispositions, sales of partial interests, and other capital sources in process								1,100,000
Multiple alternatives under evaluation								471,024
								$2,900,000

2026 guidance range for dispositions, sales of partial interests, and other capital sources(2)							$2,100,000 – $3,700,000
Midpoint								$2,900,000
Weighted-average projected completion date of 2026 dispositions, sales of partial interests, and other capital sources							September 2026

(1)Represents one future development project aggregating 250,000 SF at 3825 Fabian Way and one operating building aggregating 228,000 RSF at 3875 Fabian Way in our Palo Alto submarket. These assets were acquired in 2019 with the intent to develop them for life science use. However, due to the project’s macroeconomic outlook, the assets no longer aligned with our strategy and were sold to a residential developer. Based on 2Q26 annualized results, the assets generated approximately $6.2 million of annual net operating income.
(2)For the year ending December 31, 2026, we may utilize multiple sources of capital, including land and non-core dispositions, sales of partial interests, and other capital sources, to fund (i) construction focused on highly leased developments and lease-up of vacant space, and (ii) repayment of senior unsecured debt sufficient to achieve our net debt and preferred stock to Adjusted EBITDA – 4Q26 annualized target of 5.6x to 6.2x. We continue to evaluate available alternatives and expect to execute on varied cost-efficient sources of capital under prevailing market conditions. We do not anticipate the issuance of any common equity during the year ending December 31, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	8

Earnings Call Information and About the Company
June 30, 2026

We will host a conference call on Tuesday, August 4, 2026, at 2:00 p.m. Eastern Time (“ET”)/11:00 a.m. Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the second quarter ended June 30, 2026. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 2:00 p.m. ET/11:00 a.m. PT and ask the operator to join the call for
Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 4:00 p.m. ET/1:00 p.m. PT on
Tuesday, August 4, 2026. The replay number is (855) 669-9658 or (412) 317-0088, and the access code is 5367901.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2026 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2026q2.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus ecosystems in AAA life science and advanced technology innovation cluster locations, including Greater Boston, San Diego, the San Francisco Bay Area, Seattle, Maryland, Research Triangle, and New York City. As of June 30, 2026, Alexandria has a total market capitalization of $21.84 billion and an asset base that includes 36.0 million RSF of operating properties and 2.8 million RSF of Class A/A+ properties undergoing construction. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2026 funds from operations per share, projected 2026 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,”
“anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria
Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	9

Consolidated Statements of Operations
June 30, 2026
(Dollars in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Revenues:
Income from rentals	$643,210	$653,013	$728,872	$735,849	$737,279	$1,296,223	$1,480,454
Other income	19,574	18,009	25,542	16,095	24,761	37,583	39,744
Total revenues	662,784	671,022	754,414	751,944	762,040	1,333,806	1,520,198

Expenses:
Rental operations	207,336	224,142	232,543	239,234	224,433	431,478	450,828
General and administrative	36,861	34,685	28,020	29,224	29,128	71,546	59,803
Interest	64,342	64,584	65,674	54,852	55,296	128,926	106,172
Depreciation and amortization	304,384	305,441	322,063	340,230	346,123	609,825	688,185
Impairment of real estate	222,470	5,499	1,717,188	323,870	129,606	227,969	161,760
Total expenses	835,393	634,351	2,365,488	987,410	784,586	1,469,744	1,466,748

Equity in earnings (losses) of unconsolidated real estate joint ventures	413	(147)	(304)	201	(9,021)	266	(9,528)
Investment income (losses)	133,227	(4,582)	(3,890)	28,161	(30,622)	128,645	(80,614)
Gain (loss) on early extinguishment of debt	—	366,435	—	(107)	—	366,435	—
Gain on sales of real estate	—	—	619,914	9,366	—	—	13,165
Net (loss) income	(38,969)	398,377	(995,354)	(197,845)	(62,189)	359,408	(23,527)
Net income attributable to noncontrolling interests	(33,814)	(36,724)	(85,521)	(34,909)	(44,813)	(70,538)	(92,414)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(72,783)	361,653	(1,080,875)	(232,754)	(107,002)	288,870	(115,941)
Net income attributable to unvested restricted stock awards	(908)	(2,779)	(965)	(2,183)	(2,609)	(2,149)	(5,269)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(73,691)	$358,874	$(1,081,840)	$(234,937)	$(109,611)	$286,721	$(121,210)

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.43)	$2.10	$(6.35)	$(1.38)	$(0.64)	$1.68	$(0.71)
Diluted	$(0.43)	$2.10	$(6.35)	$(1.38)	$(0.64)	$1.68	$(0.71)

Weighted-average shares of common stock outstanding:
Basic	170,718	170,598	170,394	170,181	170,135	170,658	170,328
Diluted	170,718	170,867	170,394	170,181	170,135	171,040	170,328

Dividends declared per share of common stock	$0.72	$0.72	$0.72	$1.32	$1.32	$1.44	$2.64

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	10

Consolidated Balance Sheets
June 30, 2026
(In thousands)

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Assets
Investments in real estate	$29,125,895	$28,830,116	$28,689,996	$31,743,917	$32,160,600
Investments in unconsolidated real estate joint ventures	28,910	30,520	30,677	39,601	40,234
Cash and cash equivalents	470,449	418,720	549,062	579,474	520,545
Restricted cash	4,690	4,665	4,693	4,705	7,403
Tenant receivables	7,661	7,362	6,672	6,409	6,267
Deferred rent	1,209,722	1,200,047	1,179,403	1,257,378	1,232,719
Deferred leasing costs	453,761	456,405	458,311	505,241	491,074
Investments	1,685,695	1,536,419	1,501,249	1,537,638	1,476,696
Other assets	1,645,443	1,683,143	1,661,772	1,700,785	1,688,091
Total assets	$34,632,226	$34,167,397	$34,081,835	$37,375,148	$37,623,629

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$—	$—	$—	$—	$153,500
Unsecured senior notes payable	10,818,366	11,166,009	12,047,394	12,044,999	12,042,607
Unsecured senior line of credit and commercial paper	1,994,508	1,353,986	353,161	1,548,542	1,097,993
Accounts payable, accrued expenses, and other liabilities	2,513,526	2,154,782	2,397,073	2,432,726	2,360,840
Dividends payable	130,468	128,880	127,771	230,603	229,686
Total liabilities	15,456,868	14,803,657	14,925,399	16,256,870	15,884,626

Commitments and contingencies

Redeemable noncontrolling interests	9,119	9,234	58,788	58,662	9,612

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,707	1,707	1,705	1,703	1,701
Additional paid-in capital	15,585,296	15,763,321	15,497,760	16,669,802	17,200,949
Accumulated other comprehensive loss	(33,027)	(30,936)	(29,395)	(32,203)	(27,415)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	15,553,976	15,734,092	15,470,070	16,639,302	17,175,235
Noncontrolling interests	3,612,263	3,620,414	3,627,578	4,420,314	4,554,156
Total equity	19,166,239	19,354,506	19,097,648	21,059,616	21,729,391
Total liabilities, noncontrolling interests, and equity	$34,632,226	$34,167,397	$34,081,835	$37,375,148	$37,623,629

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	11

Funds From Operations and Funds From Operations per Share
June 30, 2026
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to
Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Six Months Ended
	6/30/26		3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(73,691)		$358,874	$(1,081,840)	$(234,937)	$(109,611)	$286,721	$(121,210)
Depreciation and amortization of real estate assets	302,238		303,296	319,865	338,182	343,729	605,534	683,110
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(31,518)		(29,473)	(39,942)	(45,327)	(36,047)	(60,991)	(69,458)
Our share of depreciation and amortization from unconsolidated real estate JVs	805		914	855	852	942	1,719	1,996
Gain on sales of real estate	—		—	(307,132)	(9,824)	—	—	(13,165)
Impairment of real estate – rental properties and land	222,470	(1)	5,499	1,439,303	323,870	131,090	227,969	131,090
Allocation to unvested restricted stock awards	(2,201)		(2,181)	(1,903)	(1,648)	(1,222)	(5,877)	(1,916)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	418,103		636,929	329,206	371,168	328,881	1,055,075	610,447
Unrealized (gains) losses on non-real estate investments	(131,933)		10,332	(98,548)	(18,515)	21,938	(121,601)	90,083
Significant realized losses on non-real estate investments	—		—	103,329	—	—	—	—
Impairment of non-real estate investments	8,998	(3)	12,448	20,181	25,139	39,216	21,446	50,396
Impairment of real estate	—		—	12,619	—	7,189	—	39,343
(Gain) loss on early extinguishment of debt	—		(366,435)	—	107	—	(366,435)	—
Acceleration of stock compensation expense due to executive officer resignation	—		—	2,455	—	—	—	—
(Decrease) increase in provision for expected credit losses on financial instruments	—		—	(341)	—	—	—	285
Allocation to unvested restricted stock awards	909		2,674	(363)	(74)	(794)	3,541	(2,116)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$296,077		$295,948	$368,538	$377,825	$396,430	$592,026	$788,438

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Primarily reflects impairment charges to reduce the carrying amounts of the following real estate assets classified as held for sale as of 2Q26 to their respective estimated fair values less costs to sell, including (i) $64.2 million related to a land parcel in Sorrento Mesa that is expected to be sold to a residential developer, (ii) $61.6 million, including $8.9 million attributable to foreign currency translation, related to one operating property in Canada, which was classified as held for sale following our decision to sell the asset and reallocate the substantial near-term capital that its redevelopment would have required toward other projects with greater value-creation opportunities, (iii) $28.2 million related to one land parcel and five operating properties, primarily comprising non-laboratory space, in our Sorrento Valley submarket, which were 30% occupied as of 2Q26, had a weighted-average lease term of 2.4 years, and would have required significant capital investment to convert to laboratory use, and (iv) $24.8 million related to one vacant office property, aggregating 104,956 RSF, in the Cambridge submarket of our Greater Boston market, for which we elected not to pursue a conversion to laboratory space.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily related to two non-real estate investments in privately held entities that do not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	12

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2026
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.43)	$2.10	$(6.35)	$(1.38)	$(0.64)	$1.68	$(0.71)
Depreciation and amortization of real estate assets	1.59	1.61	1.65	1.73	1.81	3.19	3.61
Gain on sales of real estate	—	—	(1.80)	(0.06)	—	—	(0.08)
Impairment of real estate – rental properties and land	1.30	0.03	8.45	1.90	0.77	1.33	0.77
Allocation to unvested restricted stock awards	(0.02)	(0.01)	(0.02)	(0.01)	(0.01)	(0.03)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	2.44	3.73	1.93	2.18	1.93	6.17	3.58
Unrealized (gains) losses on non-real estate investments	(0.77)	0.06	(0.58)	(0.11)	0.13	(0.71)	0.53
Significant realized losses on non-real estate investments	—	—	0.61	—	—	—	—
Impairment of non-real estate investments	0.05	0.07	0.12	0.15	0.23	0.13	0.30
Impairment of real estate	—	—	0.07	—	0.04	—	0.23
(Gain) loss on early extinguishment of debt	—	(2.14)	—	—	—	(2.14)	—
Acceleration of stock compensation expense due to executive officer resignation	—	—	0.01	—	—	—	—
Allocation to unvested restricted stock awards	0.01	0.01	—	—	—	0.01	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.73	$1.73	$2.16	$2.22	$2.33	$3.46	$4.63

Weighted-average shares of common stock outstanding – diluted
Earnings per share – diluted	170,718	170,867	170,394	170,181	170,135	171,040	170,328
Funds from operations – diluted, per share	171,210	170,867	170,504	170,305	170,192	171,040	170,390
Funds from operations – diluted, as adjusted, per share	171,210	170,867	170,504	170,305	170,192	171,040	170,390
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	14

Company Profile
June 30, 2026

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus ecosystems in AAA life science and advanced technology innovation cluster locations, including Greater Boston, San Diego, the San Francisco Bay
Area, Seattle, Maryland, Research Triangle, and New York City.
As of June 30, 2026, Alexandria has a total market capitalization of $21.84 billion and an asset base that includes 36.0 million RSF of operating properties and 2.8 million
RSF of Class A/A+ properties undergoing construction.
Alexandria has a long-standing and proven track record of developing Class A/A+
properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit
www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 57% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows.
Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and long-standing relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 69 individuals averaging 23 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 16 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Marc E. Binda	Hunter L. Kass
Chief Financial Officer & Treasurer	Co-President & Regional Market Director – Greater Boston

Hart Cole	Joseph Hakman
Co-President & Co-Regional Market Director – Seattle	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Lawrence J. Diamond	Blake L. Stevens
Co-Chief Operating Officer & Co-Regional Market Director – Maryland	EVP – Regional Market Director – Research Triangle

Bret E. Gossett	Jesse J. Nelson
EVP – Co-Regional Market Director & Head of Leasing – San Diego	EVP – Regional Market Director – San Francisco Bay Area

Joshua J. Mitchell	Michael E. Boss
EVP – Regional Market Director – New York	EVP – Co-Regional Market Director – San Diego

Hallie E. Kuhn	Jenna R. Foger
EVP – Capital Markets & Co-Lead – Life Science	EVP – Co-Lead – Life Science

Jackie B. Clem	Andres R. Gavinet
General Counsel & Secretary	Chief Accounting Officer

Onn C. Lee	Kristina A. Fukuzaki-Carlson
EVP – Accounting	EVP – Business Operations

Madeleine T. Alsbrook	Gregory C. Thomas
EVP – Talent Management	EVP – Chief Technology Officer

Gary D. Dean
EVP – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	15

Investor Information
June 30, 2026

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not, by our reference or distribution of the information below, imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BMO	Citigroup Global Markets Inc.	Green Street	RBC Capital Markets
John Kim / Juan Sanabria	Nicholas Joseph / Seth Bergey	Dylan Burzinski	Michael Carroll / Henry Newell
(212) 885-4115 / (312) 845-4074	(212) 816-1909 / (212) 816-2066	(949) 640-8780	(440) 715-2649 / (440) 715-2651

BNP Paribas Exane	Citizens	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Nate Crossett / Monir Koummal	Aaron Hecht	Anthony Paolone / Daniella De Armas Rosales	Wesley Golladay / Nicholas Thillman
(646) 342-1588 / (646) 342-1554	(415) 835-3963	(212) 622-6682 / (212) 622-0050	(216) 737-7510 / (414) 298-5053

BofA Securities	Deutsche Bank AG	Jefferies
Farrell Granath / Julieta Michelin	Tayo Okusanya	Joe Dickstein / Andrew Hernandez
(646) 855-1351 / (646) 855-1898	(212) 250-9284	(212) 778-8771 / (212) 284-1742

BTIG, LLC	Evercore ISI	Mizuho Securities USA LLC
Tom Catherwood / Michael Tompkins	Steve Sakwa / James Kammert	Vikram Malhotra / Jyoti Yadav
(212) 738-6140 / (212) 527-3566	(212) 446-9462 / (312) 705-4233	(212) 282-3827 / (212) 471-2683

Cantor Fitzgerald	Goldman Sachs	Morgan Stanley & Co. LLC
Richard Anderson / Jeffrey Carr	Julien Blouin / Ryan Treais	Ronald Kamdem / Derrick Metzler
(929) 441-6927 / (929) 709-0434	(415) 393-7638 / (415) 249-7061	(212) 296-8319 / (212) 761-3366

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Ishaan Pandya	Mark Streeter / Benjamin Stueck	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-2970	(212) 834-5086 / (212) 270-6757		(212) 438-2508

CreditSights	Mizuho Securities USA LLC
Nicholas Moglia	Thierry Perrein
(212) 340-3886	(212) 205-7665

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	16

Financial and Asset Base Highlights
June 30, 2026
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/26		3/31/26	12/31/25	9/30/25	6/30/25
Operating Results & Margins
Rental revenues	$486,589		$474,786	$538,330	$541,070	$553,377
Tenant recoveries	$156,621		$178,227	$190,542	$194,779	$183,902
General and administrative expenses	$36,861		$34,685	$28,020	$29,224	$29,128
General and administrative expenses as a percentage of net operating income – trailing 12 months	6.6%		6.0%	5.6%	5.7%	6.3%
Operating margin	69%		67%	69%	68%	71%
Adjusted EBITDA margin	67%		66%	70%	71%	71%
Adjusted EBITDA – quarter annualized	$1,765,132		$1,778,012	$2,097,444	$2,130,008	$2,174,160
Adjusted EBITDA – trailing 12 months	$1,942,649		$2,044,906	$2,141,811	$2,185,820	$2,208,226
Leverage & Credit Metrics (at end of period, unless stated otherwise)
Net debt	$12,404,801		$12,165,681	$11,921,114	$13,085,745	$12,844,726
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	7.0x		6.8x	5.7x	6.1x	5.9x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.4x		5.9x	5.6x	6.0x	5.8x
Total debt and preferred stock	$12,812,874		$12,519,995	$12,400,555	$13,593,541	$13,294,100
Gross assets	$41,280,369		$40,561,055	$40,209,360	$43,791,893	$43,770,007
Total debt and preferred stock to gross assets	31%		31%	31%	31%	30%
Fixed-charge coverage ratio – quarter annualized	3.3x		3.4x	3.7x	3.9x	4.1x
Fixed-charge coverage ratio – trailing 12 months	3.6x		3.8x	4.0x	4.1x	4.3x
Unencumbered net operating income as a percentage of total net operating income	100.0%		100.0%	100.0%	100.0%	99.7%
Equity Capitalization & Dividend Information (at end of period, unless stated otherwise)
Closing stock price	$52.85		$46.42	$48.94	$83.34	$72.63
Common shares outstanding (in thousands)	170,729		170,712	170,538	170,339	170,146
Total equity capitalization	$9,023,023		$7,924,465	$8,346,123	$14,196,059	$12,357,709
Total market capitalization	$21,835,897		$20,444,460	$20,746,678	$27,789,600	$25,651,809
Dividend per share – quarter/annualized	$0.72/$2.88		$0.72/$2.88	$0.72/$2.88	$1.32/$5.28	$1.32/$5.28
Dividend payout ratio for the quarter	42%		42%	33%	60%	57%
Dividend yield – annualized	5.4%		6.2%	5.9%	6.3%	7.3%
Operating Leases
Operating lease liabilities at end of period	$354,905		$358,610	$360,543	$361,986	$363,419
Rent expense	$6,917		$7,658	$8,566	$10,645	$12,139
Capitalized Interest
Capitalized interest	$73,717	(1)	$69,973	$81,845	$86,091	$82,423
Average real estate basis capitalized during the period	$7,026,243	(1)	$6,860,098	$8,046,984	$8,407,332	$8,107,180
Weighted-average interest rate for capitalization of interest during the period	4.20%	(1)	4.08%	4.07%	4.10%	4.07%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Increase in capitalized interest from 1Q26 was primarily driven by an increase in the weighted-average interest rate for capitalization of interest to 4.20% in 2Q26 from 4.08% in 1Q26, reflecting the issuance of debt at a higher interest rate than debt repurchased or repaid. Specifically, the increase reflects the full-quarter impact of the February 2026 issuance of $750 million of 5.25% senior notes, compared with the February 2026 repurchase of $1.33 billion aggregate principal amount of outstanding senior notes bearing interest rates of 3.00%, 3.55%, and 4.00%, and the April 2026 repayment of $350 million of 3.80% unsecured senior notes payable. We expect capitalized interest to decline in 2H26, primarily due to a reduction in the average real estate basis capitalized. Refer to “Capitalization of Interest” under “2026 Guidance” in the Earnings Release and “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.

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Financial and Asset Base Highlights (continued)
June 30, 2026
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/26		3/31/26	12/31/25	9/30/25	6/30/25
Components of Funds From Operations and Non-Revenue-Enhancing Capital Expenditures
Straight-line rent revenue	$901	(1)	$17,862	$14,096	$18,821	$18,536
Amortization of acquired below-market leases	$8,381		$5,615	$5,889	$6,456	$10,196
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$7,484		$5,405	$5,264	$5,455	$2,401
Straight-line rent expense on ground leases	$141		$155	$116	$114	$87
Stock compensation expense	$10,146		$11,032	$8,232	$10,293	$12,530
Amortization of loan fees	$4,417		$4,428	$4,481	$4,505	$4,615
Amortization of debt discounts	$352		$320	$327	$325	$335
Non-revenue-enhancing capital expenditures:
Building improvements	$4,600		$3,357	$4,372	$3,948	$4,622
Tenant improvements and leasing commissions	$28,042		$22,811	$26,494	$16,707	$23,971
Funds from operations attributable to noncontrolling interests	$65,332		$66,197	$77,922	$80,236	$80,860
Property Statistics (at end of period and includes assets held for sale, unless stated otherwise)
Number of properties – operating and development and redevelopment projects under construction	336		339	340	375	384
RSF – operating and development and redevelopment projects under construction	38,858,653		39,260,168	39,449,372	42,887,964	43,699,922
Total square footage	59,297,725		59,377,267	59,382,079	66,417,026	67,220,337
Annual rental revenue per occupied RSF	$60.45		$59.91	$59.97	$58.94	$58.68
Occupancy of operating properties (excluding assets held for sale)	86.9%	(2)	87.7%	90.9%	90.6%	90.8%
Occupancy of operating and redevelopment properties (excluding assets held for sale)	83.6%		84.1%	86.9%	85.8%	86.2%
Weighted-average remaining lease term (in years)	7.7		7.5	7.5	7.5	7.4
Leasing Statistics
Total leasing activity – RSF	1,038,917		647,356	1,220,944	1,171,344	769,815
Lease renewals and re-leasing of space – change in new rental rates over expiring rates:
Rental rate changes	(0.7)%		(15.0)%	(9.9)%	15.2%	5.5%
Rental rate changes (cash basis)	(4.3)%		(15.8)%	(5.2)%	6.1%	6.1%
RSF (included in total leasing activity above)	640,998		380,687	821,289	354,367	483,409
Previously vacant leasing activity – RSF	329,148		148,734	393,376	256,633	154,638
Developed/redeveloped leasing activity – RSF	68,771		117,935	6,279	560,344	131,768
Top 20 Tenants
Annual rental revenue	$778,069		$725,681	$725,559	$768,528	$795,244
Annual rental revenue from investment-grade or publicly traded large cap tenants	88%		87%	84%	90%	89%
Weighted-average remaining lease term (in years)	10.0		9.9	9.7	9.4	9.4
Same Property Performance (change over comparable prior year quarter)
Net operating income changes	(10.6)%	(3)	(11.9)%	(6.0)%	(6.0)%	(5.4)%
Net operating income changes (cash basis)	(8.6)%	(3)	(11.7)%	(1.7)%	(3.1)%	2.0%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Decrease from 1Q26 is primarily due to (i) one lease aggregating 81,220 RSF at 10955 Alexandria Way in our Torrey Pines submarket, for which we recognized a $5.3 million write-off of deferred rent receivable in connection with a lease termination and the receipt of a $10.5 million payment from the tenant; the space has since been re-leased, with delivery expected in 1Q27 upon completion of tenant improvements; and (ii) a $4.5 million reduction in rental revenue related to rents not expected to be collected in full through the lease term.
(2)Refer to page 1 in the Earnings Press Release and “Summary of properties and occupancy” in the Supplemental Information for additional details.
(3)Refer to “Same property performance” in the Supplemental Information for additional details.

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High-Quality and Diverse Tenant Base
June 30, 2026

Stable Cash Flows From Our High-Quality and Diverse Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
88%	57%
of ARE’s Top 20 Tenant Annual Rental Revenue	of ARE’s Total Annual Rental Revenue

Weighted Average Remaining Term(3)
10.0 Years	7.7 Years
Top 20 Tenants	All Tenants
(1)
(2)
(4)
Percentage of Alexandria’s Annual Rental Revenue
As of June 30, 2026. Annual rental revenue represents amounts in effect as of June 30, 2026. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by professional services, finance, construction/real estate companies, and retail-related tenants.
(2)83% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants.
(3)Represents the weighted-average remaining term based on annual rental revenue in effect as of June 30, 2026.
(4)81% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants.

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Key Operating Metrics
June 30, 2026

Same Property Performance and Occupancy

Same Property Net Operating Income Changes

0.9%
(11.2)%
(9.5)%
2025
YTD 6/30/26
2026
Guidance
Midpoint
Cash Basis

(1)
(1)

Occupancy

Occupancy of Operating Properties
Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Refer to footnote 1 under “Same property performance” in the Supplemental Information for additional details.

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Key Operating Metrics (continued)
June 30, 2026

Rental Rate Changes, Lease Structure, and Margins

Rental Rate Changes: Renewed/Re-Leased Space	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
	Increasing cash flows
	Percentage of leases containing annual rent escalations	97%
	Stable cash flows
	Percentage of triple net leases	91%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	91%

Margins(2)

Operating	Adjusted EBITDA
69%	67%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Adjusted EBITDA” and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Percentages calculated based on our annual rental revenue in effect as of June 30, 2026.
(2)For the three months ended June 30, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	21

Same Property Performance
June 30, 2026
(Dollars in thousands)

	June 30, 2026					June 30, 2026
Same Property Financial Data	Three Months Ended		Six Months Ended		Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:					Number of same properties	289	288
Net operating income changes	(10.6%)	(1)	(11.5%)	(1)	Rentable square feet	31,733,905	31,448,559
Net operating income changes (cash basis)	(8.6%)	(1)	(11.2%)	(1)	Occupancy – current-period average	87.1%	88.2%
Operating margin	68%		66%		Occupancy – same-period prior-year average	92.6%	93.5%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Income from rentals:
Same properties	$434,779	$477,026	$(42,247)	(8.9)%	$855,554	$940,034	$(84,480)	(9.0)%
Non-same properties	51,810	76,351	(24,541)	(32.1)	105,821	165,455	(59,634)	(36.0)
Rental revenues	486,589	553,377	(66,788)	(12.1)	961,375	1,105,489	(144,114)	(13.0)

Same properties	148,483	166,400	(17,917)	(10.8)	312,684	327,564	(14,880)	(4.5)
Non-same properties	8,138	17,502	(9,364)	(53.5)	22,164	47,401	(25,237)	(53.2)
Tenant recoveries	156,621	183,902	(27,281)	(14.8)	334,848	374,965	(40,117)	(10.7)

Income from rentals	643,210	737,279	(94,069)	(12.8)	1,296,223	1,480,454	(184,231)	(12.4)

Same properties	—	—	—	—	—	—	—	—
Non-same properties	19,574	24,761	(5,187)	(20.9)	37,583	39,744	(2,161)	(5.4)
Other income	19,574	24,761	(5,187)	(20.9)	37,583	39,744	(2,161)	(5.4)

Same properties	583,262	643,426	(60,164)	(9.4)	1,168,238	1,267,598	(99,360)	(7.8)
Non-same properties	79,522	118,614	(39,092)	(33.0)	165,568	252,600	(87,032)	(34.5)
Total revenues	662,784	762,040	(99,256)	(13.0)	1,333,806	1,520,198	(186,392)	(12.3)

Same properties	187,351	200,594	(13,243)	(6.6)	395,913	394,692	1,221	0.3
Non-same properties	19,985	23,839	(3,854)	(16.2)	35,565	56,136	(20,571)	(36.6)
Rental operations	207,336	224,433	(17,097)	(7.6)	431,478	450,828	(19,350)	(4.3)

Same properties	395,911	442,832	(46,921)	(10.6)	772,325	872,906	(100,581)	(11.5)
Non-same properties	59,537	94,775	(35,238)	(37.2)	130,003	196,464	(66,461)	(33.8)
Net operating income	$455,448	$537,607	$(82,159)	(15.3)%	$902,328	$1,069,370	$(167,042)	(15.6)%

Net operating income – same properties	$395,911	$442,832	$(46,921)	(10.6)%	$772,325	$872,906	$(100,581)	(11.5)%
Straight-line rent revenue	(5,138)	(18,773)	13,635	(72.6)	(16,624)	(26,420)	9,796	(37.1)
Amortization of acquired below-market leases and deferred revenue related to tenant-funded and -built landlord improvements	(12,915)	(10,731)	(2,184)	20.4	(22,677)	(20,999)	(1,678)	8.0
Net operating income – same properties (cash basis)	$377,858	$413,328	$(35,470)	(8.6)%	$733,024	$825,487	$(92,463)	(11.2)%
Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)The decline was due to a decrease in same property occupancy, primarily driven by previously disclosed key lease expirations with expected downtime aggregating 657,492 RSF in 1Q26 and 260,888 RSF in 2Q26, with weighted-
average lease expiration dates of January 2026 and April 2026, respectively.

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Leasing Activity
June 30, 2026
(Dollars per RSF)

	Three Months Ended				Six Months Ended		Year Ended
	June 30, 2026				June 30, 2026		December 31, 2025
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	(0.7)%		(4.3)%		(7.4)%	(9.6)%	7.0%		3.5%
New rates	$39.03	(2)	$41.66	(2)	$43.08	$46.04	$52.71		$53.66
Expiring rates	$39.29		$43.52		$46.51	$50.94	$49.27		$51.87
RSF	640,998				1,021,685		2,543,473
Tenant improvements/leasing commissions	$45.57	(3)			$50.92		$55.34
Weighted-average lease term	6.8 years				7.5 years		9.0 years

Previously vacant/developed/redeveloped space leased
New rates	$33.55	(2)	$34.13	(2)	$41.49	$41.34	$72.30	(4)	$67.56
Previously vacant RSF	329,148				477,882		944,362
Developed/redeveloped RSF(5)	68,771				186,706		704,821	(4)
Weighted-average lease term	9.6 years				12.4 years		13.8 years

Leasing activity summary (totals):
New rates	$36.93		$38.77		$42.45	$44.19	$60.42		$59.13
RSF	1,038,917				1,686,273		4,192,656
Weighted-average lease term	8.0 years				10.1 years		11.9 years

Lease expirations(1)
Expiring rates	$50.81		$53.94		$53.81	$58.39	$54.22		$55.56
RSF	1,169,042	(6)			2,509,851		4,460,081
Leasing activity includes 100% of results for properties in which we have an investment.
(1)Excludes month-to-month leases aggregating 291,724 RSF and 58,516 RSF as of June 30, 2026 and December 31, 2025, respectively. During the trailing twelve months ended June 30, 2026, we granted free rent concessions averaging 1.5 months per annum.
(2)Leases executed with advanced technology tenants represented 29.2% of our total 2Q26 leasing volume. Advanced technology space typically generates lower rental rates, and requires lower capital investment, compared to laboratory space.
(3)Includes the impact of one lease aggregating 81,220 RSF at 10955 Alexandria Way in our Torrey Pines submarket, executed in April 2026 to accommodate the expansion needs of a growth-stage life science company advancing next-generation therapeutics and to backfill a vacancy from a tenant wind-down. Delivery of the space is expected in 1Q27 upon completion of tenant improvements. Excluding this lease, tenant improvements and leasing commissions for the three months ended June 30, 2026 was $28.60 per RSF.
(4)Includes the largest life science lease in company history, executed in July 2025 with Novartis AG. The 16-year expansion build-to-suit lease aggregates 466,598 RSF and is located at the Campus Point by Alexandria
Megacampus in our University Town Center submarket. Excluding this lease, previously vacant/developed/redeveloped rental rates would have been $58.31 and $58.70 (cash basis) and development/redevelopment leasing volume would have been 238,223 RSF, for the year ended December 31, 2025.
(5)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.
(6)Includes previously disclosed key lease expirations aggregating 260,888 RSF that became vacant during 2Q26, with a weighted-average lease expiration date of April 2026.

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Contractual Lease Expirations
June 30, 2026

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2026 (2)	959,302	3.2%	$44.98	2.4%
2027	2,938,215	9.9%	$60.39	9.8%
2028	3,641,986	12.3%	$50.48	10.2%
2029	1,945,145	6.6%	$42.34	4.6%
2030	2,525,229	8.5%	$43.24	6.0%
2031	3,571,099	12.1%	$53.19	10.5%
2032	961,096	3.3%	$54.69	2.9%
2033	2,169,347	7.3%	$49.96	6.0%
2034	2,566,256	8.7%	$67.46	9.6%
2035	1,032,429	3.5%	$57.15	3.3%
Thereafter	7,227,517	24.6%	$87.19	34.7%

Market	2026 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2027 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Remaining Expiring Leases	Total(2)			Leased	Negotiating/ Anticipating	Remaining Expiring Leases	Total

Greater Boston	101,347	12,190	93,849	207,386		$51.56	42,458	—	106,399	148,857		$66.73
San Diego	—	—	83,965	83,965		60.25	—	—	383,498	383,498		42.30
San Francisco Bay Area	155	17,357	17,031	34,543		37.48	375	15,212	180,738	196,325		72.94
Seattle	6,193	6,276	22,291	34,760		29.37	18,205	96,573	174,346	289,124		42.21
Maryland	6,833	—	7,696	14,529		81.74	—	—	170,981	170,981		29.91
Research Triangle	13,385	11,913	8,853	34,151		23.99	39,891	—	206,807	246,698		34.64
New York City	—	—	32,890	32,890		97.03	—	—	98,612	98,612		98.03
Texas	65,628	—	—	65,628		28.77	—	—	26,160	26,160		27.74
Subtotal	193,541	47,736	266,575	507,852		49.34	100,929	111,785	1,347,541	1,560,255		49.26
Key lease expirations with expected downtime	31,391	192,847	227,212	451,450	(3)	40.10	—	—	1,377,960	1,377,960	(3)	72.92
Total	224,932	240,583	493,787	959,302		$44.98	100,929	111,785	2,725,501	2,938,215		$60.39
Percentage of expiring leases	23%	25%	52%	100%			3%	4%	93%	100%
Contractual lease expirations for properties classified as held for sale as of June 30, 2026 are excluded from the information on this page.
(1)Amounts in effect as of June 30, 2026.
(2)Excludes month-to-month leases aggregating 291,724 RSF.
(3)See tables below for additional details.
(4)Includes 317,385 RSF of key lease expirations from Bristol Myers Squibb across four properties, generating $24.0 million of annual rental revenue with a weighted-average expiration date of April 2027. Upon lease expiration, BMS will relocate to 4135 Campus Point Court, a 426,927 RSF R&D facility that was delivered in June 2026. We expect the vacated space to experience a period of downtime and we are currently in early discussions for 190,085 RSF.

2026 Key Lease Expirations with Expected Downtime				2027 Key Lease Expirations with Expected Downtime

Total	Annual Rental Revenue(1)	Weighted Average Expiration Date	Weighted Average Expected Downtime	Total	Annual Rental Revenue(1)	Weighted Average Expiration Date	Weighted Average Expected Downtime
451,450 RSF	$18.1M	August 2026	12 to 24 months	1,377,960 RSF	$100.5M	March 2027	12 to 24 months

Reason for Expected Downtime (Based on RSF)	Reason for Expected Downtime (Based on RSF)

Relocation to Other ARE Properties(4)	Leases at Assets Originally Acquired for Redevelopment	Other

Relocation to Other ARE Properties	Other

Current Leasing Status (Based on RSF)	Current Leasing Status (Based on RSF)

Early Discussions	Marketing

Leased/Negotiating	Early Discussions	Marketing

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Top 20 Tenants
June 30, 2026
(Dollars in thousands, except average market cap amounts)

88% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

								Moody’s	S&P
1	Bristol Myers Squibb Company	8.5		1,653,689	$161,572		8.8%	A2	A	$107.15
2	Eli Lilly and Company	9.0		1,054,241	92,202		5.0	Aa3	AA-	$883.16
3	Moderna, Inc.	12.4		462,100	71,571		3.9	—	—	$15.00
4	AstraZeneca PLC	5.7		611,326	56,151	(2)	3.0	A1	A+	$273.81
5	Takeda Pharmaceutical Company Limited	10.3		386,111	41,673		2.3	Baa1	BBB+	$50.27
6	Eikon Therapeutics, Inc.(3)	13.0		299,638	38,907		2.1	—	—	$0.62
7	Illumina, Inc.	5.3		792,687	29,977		1.6	Baa3	BBB	$18.90
8	United States Government	4.1		414,499	29,340	(4)	1.6	Aaa	AA+	$—
9	Uber Technologies, Inc.	56.3	(5)	1,009,188	27,869		1.5	Baa1	BBB+	$172.86
10	Boston Children's Hospital	10.7		309,231	26,294		1.4	Aa2	AA	$—
11	Novartis AG	1.9	(6)	321,743	25,111		1.4	Aa3	AA-	$290.24
12	Sanofi	4.5		267,278	22,045		1.2	Aa3	AA	$115.66
13	Alphabet Inc.	1.9		418,600	21,837		1.2	Aa2	AA+	$3,530.73
14	New York University	6.1		218,983	21,073		1.1	Aa2	AA-	$—
15	Massachusetts Institute of Technology	3.5		242,428	20,529		1.1	Aaa	AAA	$—
16	Merck & Co., Inc.	7.8		300,930	18,895		1.0	Aa3	A+	$253.48
17	Vaxcyte, Inc.	8.5		230,755	18,656		1.0	—	—	$6.36
18	Altos Labs, Inc.(7)	14.8		158,990	18,407		1.0	—	—	$—
19	Charles River Laboratories, Inc.	9.3		187,418	18,061		1.0	—	—	$8.63
20	Amgen Inc.	9.6		309,945	17,899		1.0	Baa1	BBB+	$175.75
	Total/weighted-average	10.0	(5)	9,649,780	$778,069		42.2%
Annual rental revenue and RSF include 100% of each property managed by us. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of June 30, 2026.
(2)Of the $56.2 million of annual rental revenue generated by this tenant, $27.0 million relates to a 232,902-RSF lease at our Alexandria Center® for Life Science – Waltham Megacampus, which expires in 1Q27. This lease is included in the
1.4 million RSF of 2027 key lease expirations with expected downtime disclosed on page 23. We do not anticipate the tenant to renew its lease and are actively marketing the space.
(3)Eikon Therapeutics, Inc. is a public biotechnology company led by Roger Perlmutter, a biopharmaceutical executive who previously served as an executive vice president of Merck & Co., Inc. As of March 31, 2026, the company held
$512 million in cash and marketable securities.
(4)Includes leases, which are not subject to annual appropriations, with governmental entities such as the NIH and the General Services Administration. Approximately 2% of the annual rental revenue derived from our leases with the United
States Government is cancellable prior to the lease expiration date.
(5)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 8.3 years as of June 30, 2026.
(6)Includes one lease at 100 Technology Square at Alexandria Technology Square® Megacampus in our Cambridge submarket aggregating 255,441 RSF, which generates annualized rental revenue of $21.0 million and expires in March
2028. We do not expect the tenant to renew the lease and are actively marketing the space for re-lease.
(7)Altos Labs, Inc. is a private biotechnology company led by Hal Barron, M.D., former Chief Scientific Officer and President, R&D at GlaxoSmithKline. Altos Labs launched with $3.0 billion in private funding in 2022, and is backed by a group of prominent investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	25

Summary of Properties and Occupancy
June 30, 2026
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	Annual Rental Revenue
Market	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,500,175	566,673	1,201,425	11,268,273	29%	63	$699,694	38%	$88.73
San Diego	6,444,923	466,598	—	6,911,521	19	56	338,631	18	58.44
San Francisco Bay Area	5,861,540	212,657	84,157	6,158,354	16	51	307,239	17	70.78
Seattle	2,846,133	227,577	—	3,073,710	8	39	111,216	6	44.58
Maryland	3,676,755	—	—	3,676,755	9	47	151,419	8	45.79
Research Triangle	3,436,158	—	—	3,436,158	9	36	88,834	5	27.52
New York City	727,674	—	—	727,674	2	2	65,192	4	93.85
Texas	1,651,094	—	66,350	1,717,444	4	13	39,944	2	28.37
Non-cluster/other markets	170,429	—	—	170,429	—	6	5,679	—	61.58
Properties held for sale	1,718,335	—	—	1,718,335	4	23	38,554	2	29.71
	36,033,216	1,473,505	1,351,932	38,858,653	100%	336	$1,846,402	100%	$60.45
		2,825,437
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/26		3/31/26	6/30/25	6/30/26	3/31/26	6/30/25
Greater Boston	83.0%	(1)	83.8%	90.1%	73.7%	73.1%	76.7%
San Diego	89.9		88.4	94.8	89.9	88.4	94.8
San Francisco Bay Area	83.1	(2)	87.6	88.9	81.9	86.4	85.2
Seattle	87.7		87.8	90.3	87.7	87.8	90.3
Maryland	91.5		92.3	93.9	91.5	92.3	93.9
Research Triangle	93.9		93.8	92.8	93.9	93.8	92.8
New York City	95.5		95.8	88.9	95.5	95.8	88.9
Texas	85.3		81.8	82.1	82.0	78.7	78.9
Subtotal	87.1		87.8	91.0	83.8	84.0	86.3
Canada	N/A		N/A	90.7	N/A	N/A	85.8
Non-cluster/other markets	54.1		86.0	72.6	54.1	86.0	72.6
	86.9%	(3)	87.7%	90.8%	83.6%	84.1%	86.2%
(1)Decline in occupancy was primarily due to 159,947 RSF at our 3000 Minuteman Road redevelopment project in our Greater Boston market being placed back into operation following the execution of a lease with an advanced technology tenant in 2Q26. The lease enables us to pivot a portion of the redevelopment project from future laboratory use to a lower-cost advanced technology use, reducing the project’s expected aggregate construction budget by approximately $80 million. We expect to deliver the 159,947 RSF of leased space in 2Q27 upon completion of building and tenant improvements.
(2)Decline in occupancy since March 31, 2026 was primarily attributable to previously disclosed key lease expirations with expected downtime, including 137,316 RSF of office space at Alexandria Stanford Life Science District, where we are evaluating a repositioning for advanced technology space, and 71,567 RSF across two properties in our Palo Alto and South San Francisco submarkets. Of the latter, we have re-leased 17,271 RSF, and are actively marketing the remaining space.
(3)Excludes leases aggregating 1.4 million RSF, or 4.0% of total operating RSF, executed as of June 30, 2026 and expected to be occupied upon completion of building and/or tenant improvements. See the Occupancy and
Leasing Progress chart on the following page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	26

Summary of Properties and Occupancy (continued)
June 30, 2026

Occupancy and Leasing Progress
(1)
(1)Represents executed leases aggregating 1.4 million RSF with occupancy expected upon completion of building and/or tenant improvements. The weighted-average expected occupancy date is approximately November 2026, with expected annual rental revenue of approximately $69 million. We expect 64% of the total RSF to be occupied by December 31, 2026. These spaces are located primarily in the Greater Boston, San Diego, and San
Francisco Bay Area markets.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	27

Property Listing
June 30, 2026
(Dollars in thousands)

Our Megacampus Properties Account for 80% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

GREATER BOSTON
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,213,866	—	—	2,213,866	8	$208,565	91.7%	91.7%
50(1), 60(1), 75/125(1), 90, 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,296,825	—	—	1,296,825	11	131,171	86.2	86.2
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), and 325 and 399 Binney Street
Megacampus: Alexandria Technology Square®	1,205,526	—	—	1,205,526	7	79,719	75.4	75.4
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	787,659	—	333,758	1,121,417	13	42,505	77.8	54.7
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue	403,514	174,662	—	578,176	5	24,805	86.3	86.3
	5,907,390	174,662	333,758	6,415,810	44	486,765	84.9	80.4
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,452,183	392,011	—	1,844,194	3	101,578	76.5	76.5
401 and 421 Park Drive and 201 Brookline Avenue
Seaport Innovation District
5 and 15(1) Necco Street	459,395	—	—	459,395	2	47,003	97.0	97.0
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	465,981	—	596,064	1,062,045	5	44,718	86.5	38.0
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,194	97.0	97.0
	1,051,207	—	596,064	1,647,271	8	58,912	92.4	59.0
Other
Megacampus: 30, 200, and 3000 Minuteman Road	630,000	—	271,603	901,603	6	5,436	54.1	37.8
GREATER BOSTON TOTAL	9,500,175	566,673	1,201,425	11,268,273	63	$699,694	83.0%	73.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	28

Property Listing (continued)
June 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

SAN DIEGO
Torrey Pines
Megacampus: One Alexandria Square	1,092,030	—	—	1,092,030	10	$64,870	75.2%	75.2%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	308,481	—	—	308,481	3	13,494	91.0	91.0
10578, 10618, and 10628 Science Center Drive
	1,400,511	—	—	1,400,511	13	78,364	78.7	78.7
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,684,979	466,598	—	2,151,577	8	129,656	96.4	96.4
9880(2), 10200, 10290, and 10300 Campus Point Drive and 4135, 4155, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	171,001	—	—	171,001	1	1,021	46.5	46.5
	2,648,667	466,598	—	3,115,265	15	160,655	94.3	94.3
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	1,154,144	—	—	1,154,144	13	48,955	89.9	89.9
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Megacampus: Sequence District by Alexandria	572,298	—	—	572,298	6	21,235	100.0	100.0
6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
10102 Hoyt Park Drive	144,113	—	—	144,113	1	11,379	100.0	100.0
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	—	—	—
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	2,103	100.0	100.0
	2,368,056	—	—	2,368,056	27	97,873	91.5	91.5
Sorrento Valley
11045 Roselle Street	27,689	—	—	27,689	1	1,739	100.0	100.0
	27,689	—	—	27,689	1	1,739	100.0	100.0
SAN DIEGO TOTAL	6,444,923	466,598	—	6,911,521	56	$338,631	89.9%	89.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	29

Property Listing (continued)
June 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

SAN FRANCISCO BAY AREA
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	1,561,033	212,657	—	1,773,690	8	$59,562	90.0%	90.0%
1455(2), 1515(2), 1655, and 1725 Third Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
South San Francisco
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	812,453	—	84,157	896,610	5	42,878	79.0	71.6
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,414	—	—	504,414	3	26,407	74.5	74.5
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	222,000	—	—	222,000	1	1,008	100.0	100.0
1150 El Camino Real
Alexandria Technology Center® – Gateway	326,197	—	—	326,197	5	14,948	86.0	86.0
600, 630, 650, 901, and 951 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae(1)	285,346	—	—	285,346	1	37,006	100.0	100.0
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,908	100.0	100.0
	2,306,095	—	84,157	2,390,252	16	133,155	85.1	82.1
San Carlos
Megacampus: Alexandria Center® for Life Science – San Carlos	634,713	—	—	634,713	3	41,624	95.6	95.6
825, 835, and 960 Industrial Road
1501-1599 Industrial Road	103,325	—	—	103,325	6	5,001	65.3	65.3
	738,038	—	—	738,038	9	46,625	91.4	91.4
Palo Alto
Alexandria Stanford Life Science District	705,598	—	—	705,598	9	35,331	56.8	56.8
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	21,796	76.3	76.3
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	198,548	—	—	198,548	3	10,080	78.0	78.0
2100 Geng Road	12,125	—	—	12,125	1	690	100.0	100.0
	1,256,374	—	—	1,256,374	18	67,897	65.8	65.8
SAN FRANCISCO BAY AREA TOTAL	5,861,540	212,657	84,157	6,158,354	51	$307,239	83.1%	81.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	30

Property Listing (continued)
June 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

SEATTLE
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,151,975	—	—	1,151,975	9	$59,278	90.8%	90.8%
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	413,178	227,577	—	640,755	4	23,407	98.8	98.8
400(1) and 701 Dexter Avenue North, 428 Westlake Avenue North, and 219 Terry Avenue North
	1,565,153	227,577	—	1,792,730	13	82,685	92.9	92.9
Elliott Bay
410 Elliott Avenue West	2,896	—	—	2,896	1	—	—	—
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	815,000	—	—	815,000	19	15,778	82.9	82.9

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, and
22522 29th Drive Southeast, 22213 and 22309 30th Drive Southeast, and
1629, 1631, 1725, 1916, and 1930 220th Street Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	463,084	—	—	463,084	6	12,753	78.8	78.8
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
	1,278,084	—	—	1,278,084	25	28,531	81.4	81.4
SEATTLE TOTAL	2,846,133	227,577	—	3,073,710	39	111,216	87.7	87.7

MARYLAND
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,691,960	—	—	1,691,960	20	91,187	92.2	92.2
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,507	—	—	131,507	1	3,704	87.6	87.6
1405 and 1450 Research Boulevard	114,182	—	—	114,182	2	3,317	75.1	75.1
5 Research Place	63,852	—	—	63,852	1	3,164	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,974	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,853	100.0	100.0
	2,102,206	—	—	2,102,206	26	$105,199	91.6%	91.6%
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	31

Property Listing (continued)
June 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

MARYLAND (CONTINUED)
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	$19,699	88.6%	88.6%
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,300	—	—	486,300	7	15,897	89.2	89.2
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,396	—	—	63,396	1	1,283	76.8	76.8
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
	1,246,707	—	—	1,246,707	19	39,320	89.0	89.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,444	100.0	100.0
101 West Dickman Street(1)	135,958	—	—	135,958	1	3,456	100.0	100.0
	327,842	—	—	327,842	2	6,900	100.0	100.0
MARYLAND TOTAL	3,676,755	—	—	3,676,755	47	151,419	91.5	91.5

RESEARCH TRIANGLE
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,041,067	—	—	2,041,067	15	39,833	97.8	97.8
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, and 2400 Ellis Road
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	712,410	—	—	712,410	6	27,718	86.4	86.4
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	259,962	—	—	259,962	8	7,258	85.1	85.1
104, 108, 110, 112, and 114 TW Alexander Drive and 5 Triangle Drive
Alexandria Technology Center® – Alston	121,204	—	—	121,204	2	2,290	80.5	80.5
800 and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,563	—	—	136,563	3	4,832	96.9	96.9
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,580	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
RESEARCH TRIANGLE TOTAL	3,436,158	—	—	3,436,158	36	$88,834	93.9%	93.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	32

Property Listing (continued)
June 30, 2026
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

NEW YORK CITY
New York City
Megacampus: Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	$65,192	95.5%	95.5%
430 and 450 East 29th Street
NEW YORK CITY TOTAL	727,674	—	—	727,674	2	65,192	95.5	95.5

TEXAS
Austin
Megacampus: Intersection Campus	1,523,318	—	—	1,523,318	12	36,192	88.7	88.7
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	127,776	—	66,350	194,126	1	3,752	44.6	29.4
8800 Technology Forest Place
TEXAS TOTAL	1,651,094	—	66,350	1,717,444	13	39,944	85.3	82.0

Non-cluster/other markets	170,429	—	—	170,429	6	5,679	54.1	54.1

Total, excluding properties held for sale	34,314,881	1,473,505	1,351,932	37,140,318	313	1,807,848	86.9%	83.6%

Properties held for sale	1,718,335	—	—	1,718,335	23	38,554	75.5%	75.5%

Total	36,033,216	1,473,505	1,351,932	38,858,653	336	$1,846,402
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	33

Investments in Real Estate
June 30, 2026

INCREMENTAL ANNUAL NET OPERATING INCOME
GROWTH EXPECTED FROM ALEXANDRIA’S
DEVELOPMENT AND REDEVELOPMENT DELIVERIES

Placed Into Service	Near-Term Deliveries		Intermediate-Term Deliveries
1H26	Projected Stabilization:	2H26	Projected Stabilization:	2027–2028

$58M	$42M		$93M

91% Occupied	84% Leased/Negotiating		68% Leased/Negotiating

532,219 RSF	174,662 RSF		1.3 million RSF
(1)
(2)
(3)
(4)
(5)
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Excludes future incremental annual net operating income from spaces placed into service that were vacant and/or unleased at delivery.
(2)Includes expected partial deliveries through 2026 from projects expected to stabilize in 2027–2028, including speculative future leasing that is not yet fully committed. Our share of incremental annual net operating income from projects expected to be placed into service commencing through 2026 is projected to be $42 million. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.
(3)Our share of incremental annual net operating income from projects expected to stabilize in 2027–2028 is projected to be $59 million.
(4)Represents the current leased/negotiating percentage of development and redevelopment projects that are expected to stabilize through 2026.
(5)Represents the RSF related to projects expected to stabilize in 2026. Does not include RSF for partial deliveries through 2026 from projects expected to stabilize in 2027–2028.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	34

Investments in Real Estate (continued)
June 30, 2026
(Dollars in thousands)

		Development and Redevelopment
		Under Construction
	Operating	2H26 Stabilization	2027–2028 Stabilization	Evaluating Strategy	Future	Subtotal		Total
Square footage
Operating	34,314,881	—	—	—	—	—		34,314,881
Future Class A/A+ development and redevelopment properties	—	174,662	1,258,004	1,392,771	19,372,303	22,197,740		22,197,740
Future development and redevelopment square feet currently included in rental properties(1)	—	—	—	—	(947,156)	(947,156)		(947,156)
Total square footage, excluding properties held for sale	34,314,881	174,662	1,258,004	1,392,771	18,425,147	21,250,584		55,565,465

Properties held for sale	1,718,335	—	—	—	2,013,925	2,013,925		3,732,260
Total square footage	36,033,216	174,662	1,258,004	1,392,771	20,439,072	23,264,509		59,297,725

Investments in real estate
Gross book value as of June 30, 2026(2)	$29,139,650	$201,882	$1,195,667	$1,319,039	$3,917,800	$6,634,388	(3)	$35,774,038
Properties held for sale	455,917	—	—	—	188,192	188,192		644,109
Total gross investment in real estate, excluding properties held for sale	$28,683,733	$201,882	$1,195,667	$1,319,039	$3,729,608	$6,446,196		$35,129,929

20%

Development/ Redevelopment Under Construction
Land/Future Development
17%
16%
11% to 16%
Non-Income-Producing Assets(4) as a Percentage of Gross Assets
(1)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(2)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Our share of investment in our development and redevelopment pipeline as of June 30, 2026 is $6.17 billion.
(4)Excludes properties classified as held for sale. Land parcels classified as held for sale represented approximately 0.5% of total non-income-producing assets as of June 30, 2026, compared with approximately 1% as of December 31,
2025 and 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	35

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
June 30, 2026
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From
1H26 Deliveries Aggregated $58 million

99 Coolidge Avenue	4135 Campus Point Court	10075 Barnes Canyon Road	8800 Technology Forest Place
Greater Boston/ Cambridge/Inner Suburbs	San Diego/ University Town Center	San Diego/Sorrento Mesa	Texas/Greater Houston
146,147 RSF	426,927 RSF	253,079 RSF	57,042 RSF
100% Occupancy	100% Occupancy	80% Occupancy	100% Occupancy

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(2)	Total Project		Unlevered Yields
	2Q26 Delivery Date(1)		Prior to 1/1/26	1Q26		2Q26	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	N/A	100%	129,413	16,734		—	146,147	100%	320,809	$444,000	6.0%	6.8%
4135 Campus Point Court/San Diego/University Town Center	6/1/26	58.2%	—	—		426,927	426,927	100%	426,927	524,000	10.8	6.2
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	N/A	50.0%	171,469	81,610	(3)	—	253,079	80%	253,079	314,000	5.5	5.7

Redevelopment projects
8800 Technology Forest Place/Texas/Greater Houston	N/A	100%	50,094	6,948		—	57,042	100%	123,392	112,000	6.3	6.0
Weighted average/total	6/1/26		350,976	105,292		426,927	883,195		1,124,207	$1,394,000	7.7%	6.3%

Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Occupancy reflects total operating RSF placed in service as of each respective delivery date when the space was placed into service. Subsequent occupancy changes are not reflected.
(3)Includes 50,531 RSF that were vacant and/or unleased at delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	36

New Class A/A+ Development and Redevelopment Properties: Under Construction
June 30, 2026

99 Coolidge Avenue	50 and 60 Sylvan Road(1)	10200 Campus Point Drive
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Route 128	San Diego/ University Town Center
174,662 RSF	267,015 RSF	466,598 RSF
84% Leased/Negotiating	74% Leased/Negotiating	100% Leased

1450 Owens Street	269 East Grand Avenue	701 Dexter Avenue North
San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	Seattle/Lake Union
212,657 RSF	84,157 RSF	227,577 RSF
51% Leased/Negotiating	40% Leased/Negotiating	23% Leased/Negotiating

(1)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus. The project is expected to capture demand in our Route 128 submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	37

New Class A/A+ Development and Redevelopment Properties: Under Construction (continued)
June 30, 2026

96% of Development and Redevelopment RSF Under Construction
Is Within our Megacampus Ecosystem

Property	Market/Submarket	Dev/ Redev	Square Footage				Percentage		Occupancy(1)
			In Service	CIP	Total		Leased	Leased/ Negotiating	Initial	Stabilized
Under construction
2H26 stabilization
99 Coolidge Avenue	Greater Boston/Cambridge/Inner Suburbs	Dev	146,147	174,662	320,809		84%	84%	4Q23	4Q26

2027–2028 stabilization
50 and 60 Sylvan Road	Greater Boston/Route 128	Redev	—	267,015	267,015		74	74	4Q26	2027
10200 Campus Point Drive(2)	San Diego/University Town Center	Dev	—	466,598	466,598		100	100	2028	2028
1450 Owens Street	San Francisco Bay Area/Mission Bay	Dev	—	212,657	212,657		51	51	2027	2027
269 East Grand Avenue	San Francisco Bay Area/South San Francisco	Redev	—	84,157	84,157		40	40	2H26	2027
701 Dexter Avenue North	Seattle/Lake Union	Dev	—	227,577	227,577		23	23	3Q26	2027
			—	1,258,004	1,258,004		68	68
Total			146,147	1,432,666	1,578,813		71%	71%

Evaluating business and financial strategy; earliest potential lab delivery in 2028(3)
311 Arsenal Street	Greater Boston/Cambridge/Inner Suburbs	Redev	56,904	333,758	390,662		16%	44%
421 Park Drive	Greater Boston/Fenway	Dev	—	392,011	392,011		—	—
40 Sylvan Road	Greater Boston/Route 128	Redev	—	329,049	329,049		—	—
3000 Minuteman Road	Greater Boston/Other	Redev	—	271,603	271,603	(4)	—	—
8800 Technology Forest Place	Texas/Greater Houston	Redev	57,042	66,350	123,392		46	46
			113,946	1,392,771	1,506,717		8%	15%

(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over time.
(2)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we currently have a 58.2% ownership interest. The project is fully leased to Novartis AG that currently occupies one building within the Megacampus aggregating 52,853 RSF, that generated annual rental revenue of $4.1 million as of 2Q26. The tenant is expected to vacate this building during 2028. We expect to fund the majority of future construction costs at the
Megacampus until our ownership interest increases to 75%, after which future capital would be contributed pro rata with our joint venture partner.
(3)We are evaluating multiple options, including whether to continue construction of laboratory improvements, pause construction, pursue lower-investment construction alternatives (including a pivot to advanced technology use), or pursue a disposition, based upon future leasing interest. Under a lower-investment scenario, we would expect lower rent and tenant improvement requirements, and we would evaluate whether all or a portion of the property would be placed back into operation. If we elect to continue to pursue construction of laboratory improvements for these projects, the earliest deliveries of these projects are in 2028.
(4)The decrease from 431,550 RSF as of March 31, 2026 to 271,603 RSF as of June 30, 2026 for this project reflects 159,947 RSF being placed back into operation from redevelopment following the execution of a lease with an advanced technology tenant, enabling a pivot of redevelopment strategy from future laboratory use to advanced technology use. As of June 30, 2026, the 159,947 RSF of leased space remains vacant within our operating pool and is expected to be delivered in 2Q27 upon completion of building and tenant improvements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	38

New Class A/A+ Development and Redevelopment Properties: Under Construction (continued)

June 30, 2026
(Dollars in thousands)

		Our Ownership Interest	At 100%						Unlevered Yields
Property	Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2H26 stabilization with 84% leased/negotiating
99 Coolidge Avenue	Greater Boston/Cambridge/Inner Suburbs	100%	$203,414	$201,882	$38,704		$444,000		6.0%	6.8%

2027–2028 stabilization with 68% leased/negotiating(1)
50 and 60 Sylvan Road	Greater Boston/Route 128	100%	—	373,082	TBD
10200 Campus Point Drive(2)	San Diego/University Town Center	58.2%	—	87,875	572,125		660,000		7.3%	6.5%
1450 Owens Street	San Francisco Bay Area/Mission Bay	25.0%	—	257,055	TBD
269 East Grand Avenue	San Francisco Bay Area/South San Francisco	100%	—	143,100
701 Dexter Avenue North	Seattle/Lake Union	100%	—	334,555
			—	1,195,667
Total			$203,414	$1,397,549	$860,000	(3)	$2,460,000	(3)

Our share of investment(3)(4)			$200,000	$1,170,000	$560,000		$1,930,000

Evaluating business and financial strategy; earliest potential lab delivery in 2028(5)
311 Arsenal Street	Greater Boston/Cambridge/Inner Suburbs	100%	$28,100	$318,772	TBD
421 Park Drive	Greater Boston/Fenway	100%	—	629,367
40 Sylvan Road	Greater Boston/Route 128	100%	—	233,255
3000 Minuteman Road	Greater Boston/Other	100%	—	95,534
8800 Technology Forest Place	Texas/Greater Houston	100%	65,588	42,111
			$93,688	$1,319,039

Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project over the next several quarters.
(2)Refer to footnote 2 on the prior page for additional details.
(3)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(4)Represents our share of investment based on our current ownership percentage upon completion of development or redevelopment projects. Our share of investment will be adjusted as our ownership percentage increases at the Campus
Point project.
(5)Refer to footnote 3 on the prior page for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	39

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
June 30, 2026
(Dollars in thousands)

79% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus Ecosystems

Market Property	Submarket	Our Ownership Interest	Book Value	Development and Redevelopment Square Footage
				Under Construction	Future	Total(1)

GREATER BOSTON
Megacampus: The Arsenal on the Charles	Cambridge/Inner Suburbs	100%	$331,654	333,758	34,157	367,915
311 Arsenal Street
Megacampus: 480 Arsenal Way and 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue	Cambridge/Inner Suburbs	100%	226,573	174,662	560,000	734,662
446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue
Megacampus: Alexandria Center® for Life Science – Fenway	Fenway	100%	629,367	392,011	—	392,011
421 Park Drive
Megacampus: Alexandria Center® for Life Science – Waltham	Route 128	100%	673,010	596,064	515,000	1,111,064
40, 50, and 60 Sylvan Road, and 35 Gatehouse Drive
Megacampus: 30, 200, and 3000 Minuteman Road	Other	100%	113,619	271,603	350,000	621,603
3000 Minuteman Road
Megacampus: Alexandria Center® at Kendall Square	Cambridge	100%	49,411	—	174,500	174,500
100 Edwin H. Land Boulevard
Megacampus: Alexandria Technology Square®	Cambridge	100%	8,982	—	100,000	100,000
10 Necco Street	Seaport Innovation District	100%	107,225	—	175,000	175,000
215 Presidential Way	Route 128	100%	6,816	—	112,000	112,000
Other development and redevelopment projects		100%	167,700	—	740,000	740,000
GREATER BOSTON TOTAL			$2,314,357	1,768,098	2,760,657	4,528,755
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we intend to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2026
(Dollars in thousands)

Market Property	Submarket	Our Ownership Interest		Book Value	Development and Redevelopment Square Footage
					Under Construction	Future	Total(1)

SAN DIEGO
Megacampus: Campus Point by Alexandria	University Town Center	58.2%	(2)	$265,441	466,598	866,816	1,333,414
10010(3), 10140(3), and 10200 Campus Point Drive and 4165, 4224, and 4275(3) Campus Point Court
11255 and 11355 North Torrey Pines Road	Torrey Pines	100%		166,000	—	215,000	215,000
Megacampus: One Alexandria Square	Torrey Pines	100%		69,959	—	125,280	125,280
10975 and 10995 Torreyana Road
Megacampus: 5200 Illumina Way	University Town Center	51.0%		17,940	—	451,832	451,832
9625 Towne Centre Drive	University Town Center	30.0%		852	—	100,000	100,000
Megacampus: Sequence District by Alexandria	Sorrento Mesa	100%		50,290	—	1,661,915	1,661,915
6290, 6310, 6340, 6350, and 6450 Sequence Drive
Megacampus: SD Tech by Alexandria	Sorrento Mesa	50.0%		136,170	—	493,845	493,845
9805 Scranton Road and 10065 Barnes Canyon Road
Other development and redevelopment projects		(4)		—	—	50,000	50,000
SAN DIEGO TOTAL				706,652	466,598	3,964,688	4,431,286

SAN FRANCISCO BAY AREA
Megacampus: Alexandria Center® for Science and Technology – Mission Bay	Mission Bay	25.0%		257,055	212,657	—	212,657
1450 Owens Street
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	South San Francisco	100%		149,755	84,157	90,000	174,157
211(4) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	South San Francisco	100%		462,052	—	1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Alexandria Center® for Life Science – Millbrae	South San Francisco	48.6%		164,583	—	348,401	348,401
201 and 231 Adrian Road and 30 Rollins Road
Megacampus: Alexandria Center® for Life Science – San Carlos	San Carlos	100%		503,588	—	1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
2100, 2200, 2300, and 2400 Geng Road	Palo Alto	100%		130,290	—	240,000	240,000
SAN FRANCISCO BAY AREA TOTAL				$1,667,323	296,814	4,106,231	4,403,045
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we intend to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)The noncontrolling interest share of our real estate joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases to 75%, after which future capital would be contributed pro rata with our partner.
(3)We have a 100% interest in this property.
(4)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2026
(Dollars in thousands)

Market Property	Submarket	Our Ownership Interest	Book Value	Development and Redevelopment Square Footage
				Under Construction	Future		Total(1)

SEATTLE
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	Lake Union	(2)	$634,437	227,577	1,057,400		1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South	SoDo	100%	64,266	—	544,825		544,825
410 West Harrison Street	Elliott Bay	100%	26,141	—	91,000		91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	Bothell	100%	20,823	—	230,000		230,000
21660 20th Avenue Southeast
Other development and redevelopment projects		100%	159,938	—	706,087		706,087
SEATTLE TOTAL			905,605	227,577	2,629,312		2,856,889

MARYLAND
Megacampus: Alexandria Center® for Life Science – Shady Grove	Rockville	100%	30,138	—	296,000		296,000
9830 Darnestown Road
MARYLAND TOTAL			30,138	—	296,000		296,000

RESEARCH TRIANGLE
Megacampus: Alexandria Center® for Life Science – Durham	Research Triangle	100%	169,483	—	2,060,000		2,060,000
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle		100%	116,137	—	1,170,000		1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for Sustainable Technologies	Research Triangle	100%	57,622	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
Other development and redevelopment projects		100%	1,647	—	25,000		25,000
RESEARCH TRIANGLE TOTAL			344,889	—	4,005,000		4,005,000

NEW YORK CITY
Megacampus: Alexandria Center® for Life Science – New York City	New York City	100%	182,969	—	550,000	(3)	550,000
NEW YORK CITY TOTAL			$182,969	—	550,000		550,000
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we intend to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under
“Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60.0% interest in the future development project at 800 Mercer Street aggregating 869,000 RSF.
(3)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our quarterly report on Form 10-Q for the three months ended
June 30, 2026 filed with the SEC on August 3, 2026 for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2026
(Dollars in thousands)

Market Property	Submarket	Our Ownership Interest	Book Value		Development and Redevelopment Square Footage
					Under Construction	Future	Total(1)

TEXAS
Alexandria Center® for Advanced Technologies at The Woodlands	Greater Houston	100%	$45,211		66,350	116,405	182,755
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street	Austin	100%	140,035		—	250,010	250,010
Other development and redevelopment projects		100%	61,513		—	344,000	344,000
TEXAS TOTAL			246,759		66,350	710,415	776,765

Other development and redevelopment projects		100%	47,504		—	350,000	350,000
Total pipeline as of June 30, 2026, excluding properties held for sale			6,446,196		2,825,437	19,372,303	22,197,740
Properties held for sale			188,192		—	2,013,925	2,013,925
Total pipeline as of June 30, 2026			$6,634,388	(2)	2,825,437	21,386,228	24,211,665

Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 0.9 million RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes $2.72 billion of projects that are currently under construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	43

Construction Spending
June 30, 2026
(Dollars in thousands)

Construction spending	Projected Guidance Midpoint for Year Ending December 31, 2026		Six Months Ended June 30, 2026	Year Ended December 31, 2025

Construction of Class A/A+ properties:
Active construction projects
Development and redevelopment under construction(1)	$1,505,000		$820,291	$1,216,572
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	210,000	(2)	102,052	275,971
Revenue- and non-revenue-enhancing capital expenditures(3)	510,000	(4)	269,067	324,293
Construction spending (before contributions from noncontrolling interests or tenants)	2,225,000		1,191,410	1,816,836
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)	(5)	(38,325)	(193,936)
Tenant-funded and -built landlord improvements	(375,000)		(371,746)	(178,651)
Total construction spending	$1,750,000		$781,339	$1,444,249
2026 guidance range for construction spending	$1,500,000 – $2,000,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction

Timing	Amount(5)
Second half of 2026	$62,000
2027 and beyond	42,000
Total	$104,000

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes smaller conversions to laboratory space through redevelopment.
(2)Approximately 70% represents capitalized costs.
(3)Represents revenue- and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements.
(4)The top two revenue- and non-revenue-enhancing capital expenditure projects in 2026 represent approximately 53% of the total spending within this category. The first project relates to a property located at the Alexandria Center® for
Advanced Technologies – South San Francisco Megacampus in our South San Francisco submarket, which is leased to a new tenant and is undergoing its first major renovation in 12 years. The second project relates to two properties at the Alexandria Technology Square® Megacampus in our Cambridge submarket, which are undergoing their first major renovation in 16 years.
(5)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	44

Capitalization of Interest
June 30, 2026
(Dollars in thousands)

	Leased/ Negotiating	Average Real Estate Basis Capitalized
Key Categories of Real Estate Basis Capitalized		Six Months Ended June 30, 2026	Weighted Average Delivery/Milestone Date
Construction of Class A/A+ properties:
Development and redevelopment of projects under construction and repositioning projects:
2H26 stabilization	84%	$117,693	October 2026
2027–2028 stabilization	68%	799,738	October 2026
Evaluating business and financial strategy(1)	15%	1,243,636	January 2027
Repositioning and smaller redevelopment projects(2)		1,580,601	N/A
		3,741,668
Land/future development projects with critical key pre-construction milestones through:
2026(3)		765,490	August 2026
2027(3)		719,619	May 2027
2028 and beyond(4)		1,312,919	N/A
		2,798,028
Total average real estate basis capitalized, excluding projects delivered or no longer requiring capitalization of interest as of 2Q26		6,539,696
Average real estate basis of projects delivered in 1H26 or no longer requiring capitalization of interest as of 2Q26		403,475	May 2026
Total average real estate basis capitalized(5)		$6,943,171
Substantial Reduction in Land Drives Decrease in Average Real Estate Basis Capitalized
$8.1B

Development/Redevelopment Under Construction and Repositioning Projects
Land/Future Development
$6.9B
$3.4B – $4.9B
Average Real Estate Basis Capitalized
(1)Includes five projects aggregating 1.4 million RSF for which we are evaluating business and financial strategy. We are evaluating multiple options, including whether to continue construction of laboratory improvements, pause construction, pursue lower-investment construction alternatives (including a pivot to advanced technology use), or pursue a disposition. If we choose not to pursue future construction or other activities, capitalized interest and other project costs may no longer qualify for capitalization.
(2)These projects generally have shorter periods for which capitalization of interest is required and consist of a variety of projects related to our operating assets, including the executed leases aggregating 1.4 million RSF as of June 30, 2026 with future occupancy expected after completion of building and/or tenant improvements by November 2026 on a weighted-average basis. The average basis subject to capitalization for this category over the last eight quarters was $1.20 billion. Subject to market conditions, we expect the average real estate basis capitalized for this category to be closer to the historical eight-quarter average over the next few quarters as we deliver leased spaces, partially offset by new leasing which may require construction.
(3)Includes future pipeline projects that are expected to reach anticipated pre-construction milestones, including various phases of entitlement, design, site work, and other activities necessary to begin aboveground vertical construction. As projects progress through these activities, we will evaluate whether to proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions, pause future investments, or consider for potential disposition.
(4)Includes future Megacampus development projects at Alexandria Center® for Advanced Technologies – Tanforan in our South San Francisco submarket and Alexandria Center® for Life Science – San Carlos in our San Carlos submarket, which represent approximately 64% of the total average capitalized real estate basis with 2028 and beyond milestones during the six months ended June 30, 2026. These projects are located at transit-friendly sites with future access to exceptional amenities.
(5)In addition to capitalized interest, we incur additional capitalized project costs, including property taxes, insurance, payroll, and other costs directly related and essential to the construction of Class A/A+ properties. If we cease activities necessary to prepare a project for its intended use, costs related to such project are expensed as incurred. Annualized capitalized operating expenses and payroll represent approximately 2% and 1%, respectively, of the total average real estate basis subject to capitalization for 1H26.

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Joint Venture Financial Information
June 30, 2026

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,641
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(1)(2)	San Diego	University Town Center	41.8%	(3)	1,586,697
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		171,001
SD Tech by Alexandria(1)(4)	San Diego	Sorrento Mesa	50.0%		1,051,752
Summers Ridge Science Park(5)	San Diego	Sorrento Mesa	70.0%		316,531
Alexandria Center® for Science and Technology – Mission Bay(6)	San Francisco Bay Area	Mission Bay	75.0%		551,845
211 and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.4%		285,346
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street(1)	Seattle	Lake Union	40.0%		—

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
101 West Dickman Street	Maryland	Beltsville	58.4%	(7)	135,958
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes properties currently under construction or in our future development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(2)Includes 10200, 10290, and 10300 Campus Point Drive and 4135, 4155, 4165, 4224, and 4242 Campus Point Court.
(3)The noncontrolling interest share of our real estate joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases to 75%, after which future capital would be contributed pro rata with our partner. Refer to “New Class A/A+ development and redevelopment properties: under construction” in the Supplemental Information for additional details.
(4)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(5)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(6)Includes 1450, 1500, and 1700 Owens Street and 455 Mission Bay Boulevard South.
(7)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
June 30, 2026
(In thousands)

	As of June 30, 2026
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,376,318	$86,697
Cash, cash equivalents, and restricted cash	116,812	2,559
Other assets	401,550	10,406
Secured notes payable	—	(61,061)
Other liabilities	(273,298)	(9,691)
Redeemable noncontrolling interests	(9,119)	—
	$3,612,263	$28,910

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2026		June 30, 2026
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$98,861	$196,073	$3,004	$6,010
Rental operations	(32,953)	(63,630)	(961)	(2,152)
	65,908	132,443	2,043	3,858
General and administrative	(661)	(1,283)	(2)	(24)
Interest	(107)	(170)	(975)	(2,001)
Depreciation and amortization of real estate assets	(31,518)	(60,991)	(805)	(1,719)
Gain on sale of interest of unconsolidated JV	—	—	152	152
Fixed returns allocated to redeemable noncontrolling interest(1)	192	539	—	—
	$33,814	$70,538	$413	$266

Straight-line rent and below-market lease revenue	$1,144	$4,125	$137	$334
Funds from operations(2)	$65,332	$131,529	$1,218	$1,985

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interest for a property in the San Francisco Bay Area market. This redeemable noncontrolling interest earns a fixed return on its investment rather than participating in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments
June 30, 2026
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	June 30, 2026				Year Ended December 31, 2025
	Three Months Ended		Six Months Ended
Realized gains (losses):
Realized gains	$10,292		$28,490		$115,722
Impairment of non-real estate investments	(8,998)	(1)	(21,446)		(95,716)
Significant realized loss	—		—		(103,329)
	1,294		7,044		(83,323)
Unrealized gains	131,933	(2)	121,601	(2)	26,980	(3)
Investment income (losses)	$133,227		$128,645		$(56,343)

	June 30, 2026					December 31, 2025
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$86,268		$50,949	$(14,405)	$122,812	$94,928
Entities that report NAV	496,043		180,952	(40,937)	636,058	512,376
Entities that do not report NAV:
Entities with observable price changes	91,621		58,568	(11,210)	138,979	123,238
Entities without observable price changes	390,401		—	—	390,401	413,324
Investments accounted for under the equity method	N/A		N/A	N/A	397,445	357,383
June 30, 2026	$1,064,333	(4)	$290,469	$(66,552)	$1,685,695	$1,501,249

December 31, 2025	$1,010,488		$184,434	$(51,056)	$1,501,249

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

17%
Tenant
6%
Public
83%
Non-Tenant
94%
Private
(1)Primarily related to two non-real estate investments in privately held entities that do not report NAV.
(2)Primarily relates to the increase in the fair value of our investments in privately held entities that report NAV during the three and six months ended June 30, 2026.
(3)Primarily relates to the increase in fair values of our investments in publicly traded entities during the year ended December 31, 2025.
(4)Represents 2.6% of gross assets as of June 30, 2026. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Balance Sheet
June 30, 2026

ALEXANDRIA CONTINUES TO MAINTAIN A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2022(2)
$3.6B	95.7%

REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
9.7	4.08%
Longest Among S&P 500 REITs(3)

4Q26 ANNUALIZED GUIDANCE
5.6x to 6.2x	3.6x to 4.1x
NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA	FIXED-CHARGE COVERAGE RATIO
TOP 20%
CREDIT RATING RANKING AMONG
ALL PUBLICLY TRADED U.S. REITS(1)
BBB+
Negative
WEIGHTED AVERAGE
Baa2
Stable
As of June 30, 2026. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Top 20% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of June 30, 2026.
(2)Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2022 through June 30, 2026.
(3)Sources: S&P Global Market Intelligence, Bloomberg, or company filings as of March 31, 2026, except for ARE, which is as of June 30, 2026.

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Key Credit Metrics
June 30, 2026

Liquidity		Limited Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$3.6B

$5,000
$5,000
$5,000
$353
$1,997
<$350
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/25
6/30/26
12/31/26 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,003
Cash, cash equivalents, and restricted cash	475
Investments in publicly traded companies	123
Liquidity as of June 30, 2026	$3,601

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

7.0x
5.7x
12/31/25
6/30/26
12/31/26
Target
Intermediate-
Term Goal

5.6x to 6.2x
3.6x to 4.1x

Mid-5x Range

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

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Summary of Debt
June 30, 2026

ALEXANDRIA’S 9.7-YEAR WEIGHTED-AVERAGE REMAINING DEBT TERM IS THE LONGEST
AMONG S&P 500 REITS AT ALMOST 2X THE AVERAGE DEBT TERM FOR THESE REITS

12.0
10.0
8.0
6.0
4.0
2.0
0.0
2.6
3.7
3.7
4.3
4.3
4.4
4.6
4.8
4.9
5.0
5.0
5.1
5.2
5.3
5.4
5.7
6.0
6.0
6.1
6.3
6.4
6.4
6.5
6.7
7.0
7.1
7.8
8.4
9.7
SBAC
BXP
DOC
UDR
EXR
IRM
INVH
DLR
HST
WELL
FRT
AMT
VTR
O
CPT
VICI
CCI
WY
MAA
EQR
PSA
AVB
EQIX
ESS
REG
SPG
KIM
PLD
ARE

5.5 Years
Average Debt Term
of S&P 500 REITs
as of March 31, 2026

(1)
WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS)
Sources: S&P Global Market Intelligence, Bloomberg, or company filings as of March 31, 2026, except for ARE, which is as of June 30, 2026.
(1)Pro forma for the amended and restated unsecured senior line of credit expected to become effective in September 2026, our weighted-average remaining debt term would have been 10.0 years.

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Summary of Debt (continued)
June 30, 2026
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Unsecured senior notes payable	$10,818,366	$—	$10,818,366	84.4%	4.04%	10.9
Unsecured senior line of credit(2) and commercial paper program(3)	—	1,994,508	1,994,508	15.6	4.27	3.6	(4)
Total/weighted average	$10,818,366	$1,994,508	$12,812,874	100.0%	4.08%	9.7	(4)
Percentage of total debt	84.4%	15.6%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of June 30, 2026, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.50 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are back-stopped by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.835%. As of June 30, 2026, we had $1.99 billion of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 9.2 years. The commercial paper notes sold during the six months ended June 30, 2026 were issued at a weighted-average yield to maturity of 4.17% and had a weighted-
average maturity term of 15 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	June 30, 2026		June 30, 2026
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Long-term fixed-rate debt	$10,943,589	$11,188,132	4.02%	3.98%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	2,186,278	1,961,252	4.27	4.16
Blended-average interest rate	13,129,867	13,149,384	4.06	4.01
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.14	0.13
Total/weighted average	$13,129,867	$13,149,384	4.20%	4.14%

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Summary of Debt (continued)
June 30, 2026
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	June 30, 2026	Requirement	June 30, 2026

Total Debt to Total Assets	≤ 60%	32%	≤ 60.0%	35.5%
Secured Debt to Total Assets	≤ 40%	—%	≤ 45.0%	—%
Consolidated EBITDA to Interest Expense	≥ 1.5x	7.4x	≥ 1.50x	3.07x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	300%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.50x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt						At 100%
Unconsolidated Joint Venture	Maturity Date		Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
101 West Dickman Street	10/29/26	(3)	SOFR+1.95%	(4)	5.68%	$26,750	$19,445	58.4%
1655 and 1725 Third Street	2/10/35		6.37%		6.44%	500,000	497,052	10.0%
						$526,750	$516,497

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2026.
(3)The unconsolidated real estate joint venture is in the process of working with prospective lenders to refinance this debt. As of June 30, 2026, our investment in this unconsolidated real estate joint venture was $9.8 million.
(4)This loan is subject to a SOFR floor of 0.75%.

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Summary of Debt (continued)
June 30, 2026
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2026	2027	2028	2029	2030	Thereafter

Unsecured senior line of credit and commercial paper program(3)	(3)	4.27%	(3)	1/22/30	(3)	$—	$—	$—	$—	$1,996,859	$—	$1,996,859	$(2,351)	$1,994,508
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	350,000	—	—	—	—	350,000	(296)	349,704
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	425,000	—	—	—	425,000	(675)	424,325
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	300,000	—	—	300,000	(693)	299,307
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	400,000	—	—	400,000	(1,449)	398,551
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	450,000	—	450,000	(1,501)	448,499
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	700,000	—	700,000	(3,555)	696,445
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(3,381)	746,619
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(5,579)	894,421
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(5,805)	994,195
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(6,096)	793,904
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,270)	495,730
Unsecured senior notes payable	5.50%	5.66		10/1/35		—	—	—	—	—	550,000	550,000	(6,007)	543,993
Unsecured senior notes payable	5.25%	5.41		3/15/36		—	—	—	—	—	750,000	750,000	(10,866)	739,134
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(3,595)	396,405
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,698)	297,302
Unsecured senior notes payable	4.00%	3.95		2/1/50		—	—	—	—	—	390,801	390,801	5,441	396,242
Unsecured senior notes payable	3.00%	3.16		5/18/51		—	—	—	—	—	352,398	352,398	(4,413)	347,985
Unsecured senior notes payable	3.55%	3.70		3/15/52		—	—	—	—	—	475,406	475,406	(6,180)	469,226
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,260)	492,740
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,361)	593,639
Unsecured debt weighted-average interest rate/ subtotal		4.08				—	350,000	425,000	700,000	3,146,859	8,268,605	12,890,464	(77,590)	12,812,874
Weighted-average interest rate/total		4.08%				$—	$350,000	$425,000	$700,000	$3,146,859	$8,268,605	$12,890,464	$(77,590)	$12,812,874

Balloon payments						$—	$350,000	$425,000	$700,000	$3,146,859	$8,268,605	$12,890,464	$—	$12,890,464
Principal amortization						—	—	—	—	—	—	—	(77,590)	(77,590)
Total debt						$—	$350,000	$425,000	$700,000	$3,146,859	$8,268,605	$12,890,464	$(77,590)	$12,812,874

Fixed-rate debt						$—	$350,000	$425,000	$700,000	$1,150,000	$8,268,605	$10,893,605	$(75,239)	$10,818,366
Variable-rate debt						—	—	—	—	1,996,859	—	1,996,859	(2,351)	1,994,508
Total debt						$—	$350,000	$425,000	$700,000	$3,146,859	$8,268,605	$12,890,464	$(77,590)	$12,812,874
Weighted-average stated rate on maturing debt						N/A	3.95%	3.95%	3.50%	4.47%	3.84%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details. In July 2026, we executed an agreement to amend our $5.0 billion unsecured senior line of credit. The amendment is expected to become effective in September 2026, upon the satisfaction of certain conditions. The amendment extends the maturity date from January 22, 2030 to January 22, 2032, including extension options that we control. In addition, the amendment reduces the applicable borrowing rate and eliminates the existing sustainability-linked pricing adjustments, resulting in an applicable borrowing rate and facility fee of SOFR plus 0.725% and 0.15%, respectively, from the currently applicable borrowing rate and facility fee of SOFR plus 0.835% and 0.14%, respectively. In connection with the amendment, we expect to recognize a loss on early extinguishment of debt of approximately $3.3 million related to the partial write-off of unamortized loan fees in 3Q26.

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Definitions and Reconciliations
June 30, 2026

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Net (loss) income	$(38,969)	$398,377	$(995,354)	$(197,845)	$(62,189)
Interest expense	64,342	64,584	65,674	54,852	55,296
Income taxes	1,845	3,225	1,851	3,737	1,020
Depreciation and amortization	304,384	305,441	322,063	340,230	346,123
Stock compensation expense	10,146	11,032	8,232	10,293	12,530
(Gain) loss on early extinguishment of debt	—	(366,435)	—	107	—
Gain on sales of real estate	—	—	(619,914)	(9,366)	—
Unrealized (gains) losses on non-real estate investments	(131,933)	10,332	(98,548)	(18,515)	21,938
Significant realized losses on non-real estate investments	—	—	103,329	—	—
Impairment of real estate	222,470	5,499	1,717,188	323,870	129,606
Impairment of non-real estate investments	8,998	12,448	20,181	25,139	39,216
Decrease in provision for expected credit losses on financial instruments	—	—	(341)	—	—
Adjusted EBITDA	$441,283	$444,503	$524,361	$532,502	$543,540

Total revenues	$662,784	$671,022	$754,414	$751,944	$762,040

Adjusted EBITDA margin	67%	66%	70%	71%	71%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in provision for expected credit losses on financial instruments, and significant termination fees. Adjusted
EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
Adjusted EBITDA and Adjusted EBITDA margin (continued)
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates investors’ comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.

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Definitions and Reconciliations (continued)
June 30, 2026

Advanced technology
Advanced technology space serves tech office and non-life-science uses of real estate by users whose operations require building characteristics, infrastructure, or systems beyond those typically found in traditional office space. Similar to laboratory space, advanced technology space may require enhanced floor-loading capacity; increased electrical capacity, redundancy, and resilience;
greater floor-to-floor heights or clear heights; enhanced freight and loading access; enhanced security features; and specialized HVAC, exhaust, or other critical building systems.
Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP. It includes the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2026, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Credit ratings
Represents the credit ratings assigned by S&P Global Ratings or Moody’s Ratings as of
June 30, 2026. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus ecosystems within AAA life science and advanced technology innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-
quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects generally consist of the permanent change in use of acquired office, warehouse, or shell space into facilities designed for life science innovation or advanced technology. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

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Definitions and Reconciliations (continued)
June 30, 2026

Development, redevelopment, and pre-construction (continued)
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarterly dividend per share divided by the closing common stock price at the end of the quarter.
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Fixed charges equal interest expense calculated in accordance with GAAP plus capitalized interest, plus preferred stock dividends, less amortization of loan fees and debt premiums (discounts), and less any portion of interest expense or preferred stock dividends incurred from any corresponding portion of any hybrid instrument that is treated as equity, generally consistent with the treatment by key rating agencies.
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Adjusted EBITDA	$441,283	$444,503	$524,361	$532,502	$543,540

Interest expense	$64,342	$64,584	$65,674	$54,852	$55,296
Capitalized interest	73,717	69,973	81,845	86,091	82,423
Amortization of loan fees	(4,417)	(4,428)	(4,481)	(4,505)	(4,615)
Amortization of debt discounts	(352)	(320)	(327)	(325)	(335)
Cash interest and fixed charges	$133,290	$129,809	$142,711	$136,113	$132,769

Fixed-charge coverage ratio:
– quarter annualized	3.3x	3.4x	3.7x	3.9x	4.1x
– trailing 12 months	3.6x	3.8x	4.0x	4.1x	4.3x

We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.

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Definitions and Reconciliations (continued)
June 30, 2026

Funds from operations and funds from operations, as adjusted, attributable to Alexandria Real
Estate Equities, Inc.’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards with nonforfeitable dividends by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for funds from operations on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria Real
Estate Equities, Inc.’s common stockholders (continued)
The following table reconciles net income (loss) to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2026		June 30, 2026
(In thousands)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income	$33,814	$70,538	$413	$266
Depreciation and amortization of real estate assets	31,518	60,991	805	1,719
Funds from operations	$65,332	$131,529	$1,218	$1,985
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Total assets	$34,632,226	$34,167,397	$34,081,835	$37,375,148	$37,623,629
Accumulated depreciation	6,648,143	6,393,658	6,127,525	6,416,745	6,146,378
Gross assets	$41,280,369	$40,561,055	$40,209,360	$43,791,893	$43,770,007

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the amount of net operating income, on an annualized basis, expected to be realized upon a project being placed into service and achieving full occupancy. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

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Definitions and Reconciliations (continued)
June 30, 2026

Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2026, as reported by Bloomberg Professional Services.
Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.
Investments in real estate
The following table reconciles our investments in real estate as of June 30, 2026:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$35,774,038
Less: accumulated depreciation	(6,648,143)
Investments in real estate	$29,125,895
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of June 30, 2026:

(Dollars in thousands)	Book Value	Percentage of Gross Assets
Projects under active construction	$2,716,588	7%
Future development projects(1) and land parcels primarily located in Megacampuses	3,729,608	9
Total Class A/A+ development and redevelopment pipeline, excluding properties held for sale	6,446,196	16
Properties held for sale – land parcels	188,192	—
Total Class A/A+ development and redevelopment pipeline	$6,634,388	16%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.
The square footage presented in the table below is classified as operating as of June 30, 2026 and excludes properties classified as held for sale. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we intend, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2026	2027	Thereafter(1)	Total
Future projects:
446, 458, and 500 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	116,623	116,623
Campus Point by Alexandria/University Town Center	Dev	—	—	96,805	96,805
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	457,013	457,013
1150 El Camino Real/South San Francisco	Dev	—	—	152,000	152,000
2100 Geng Road/Palo Alto	Dev	—	—	12,125	12,125
960 Industrial Road/San Carlos	Dev	—	—	112,590	112,590
Total		—	—	947,156	947,156

(1)Includes vacant square footage as of June 30, 2026.

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Definitions and Reconciliations (continued)
June 30, 2026

Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, which are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that, to facilitate investors’
clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Megacampus™
A Megacampus ecosystem is a cluster campus that consists of approximately 1 million RSF or greater, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished.
The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF, excluding properties classified as held for sale, as of June 30, 2026:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,444,106	16,828,718
Core and non-core	363,742	4,421,866
Total	$1,807,848	21,250,584

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	80%	79%
Net cash provided by operating activities, as adjusted
We use net cash provided by operating activities, as adjusted, as a supplemental measure for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Net cash provided by operating activities, as adjusted, is calculated as net cash provided by operating activities as shown in our consolidated statements of cash flows, adjusted for changes in operating assets and liabilities (as they represent timing differences), and reduced by dividends and distributions to noncontrolling interests (excludes liquidating distributions from asset sales).
We believe net cash provided by operating activities, as adjusted, provides investors with relevant and useful information as it allows investors to evaluate our operating cash flows on a more consistent basis that excludes period-to-period timing differences in operating assets and liabilities
(working capital) and reflects cash dividends and distributions paid quarterly.
The following table reconciles net cash flows from operating activities, the most directly comparable financial measure presented in accordance with GAAP, to net cash provided by operating activities, as adjusted:

	Six Months Ended
(in thousands)	6/30/26	6/30/25
Net cash provided by operating activities	$533,592	$668,190
Decreases in operating assets and liabilities	166,799	203,101
Common stock dividends paid	(247,594)	(457,217)
Distributions to noncontrolling interests	(111,860)	(123,618)
Net cash provided by operating activities, as adjusted	$340,937	$290,456

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Definitions and Reconciliations (continued)
June 30, 2026

Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure for evaluating our balance sheet leverage. Net debt and preferred stock is calculated at the end of the applicable period and equals total consolidated debt (including unsecured senior and secured debt) plus preferred stock, less cash, cash equivalents, restricted cash, and the portion of any hybrid instrument included in debt or preferred stock that is treated as equity, generally consistent with the treatment by key rating agencies. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Secured notes payable	$—	$—	$—	$—	$153,500
Unsecured senior notes payable	10,818,366	11,166,009	12,047,394	12,044,999	12,042,607
Unsecured senior line of credit and commercial paper	1,994,508	1,353,986	353,161	1,548,542	1,097,993
Unamortized deferred financing costs	67,066	69,071	74,314	76,383	78,574
Cash and cash equivalents	(470,449)	(418,720)	(549,062)	(579,474)	(520,545)
Restricted cash	(4,690)	(4,665)	(4,693)	(4,705)	(7,403)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$12,404,801	$12,165,681	$11,921,114	$13,085,745	$12,844,726

Adjusted EBITDA:
– quarter annualized	$1,765,132	$1,778,012	$2,097,444	$2,130,008	$2,174,160
– trailing 12 months	$1,942,649	$2,044,906	$2,141,811	$2,185,820	$2,208,226

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	7.0x	6.8x	5.7x	6.1x	5.9x
– trailing 12 months	6.4x	5.9x	5.6x	6.0x	5.8x

We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/26	6/30/25	6/30/26	6/30/25
Net (loss) income	$(38,969)	$(62,189)	$359,408	$(23,527)

Equity in (earnings) losses of unconsolidated real estate joint ventures	(413)	9,021	(266)	9,528
General and administrative expenses	36,861	29,128	71,546	59,803
Interest expense	64,342	55,296	128,926	106,172
Depreciation and amortization	304,384	346,123	609,825	688,185
Impairment of real estate	222,470	129,606	227,969	161,760
Gain on early extinguishment of debt	—	—	(366,435)	—
Gain on sales of real estate	—	—	—	(13,165)
Investment (income) loss	(133,227)	30,622	(128,645)	80,614
Net operating income	455,448	537,607	902,328	1,069,370
Straight-line rent revenue	(901)	(18,536)	(18,763)	(40,559)
Amortization of deferred revenue related to tenant- funded and -built landlord improvements	(7,484)	(2,401)	(12,889)	(4,052)
Amortization of acquired below-market leases	(8,381)	(10,196)	(13,996)	(25,418)
Provision for expected credit losses on financial instruments	—	—	—	285
Net operating income (cash basis)	$438,682	$506,474	$856,680	$999,626

Net operating income (cash basis) – annualized	$1,754,728	$2,025,896	$1,713,360	$1,999,252

Net operating income (from above)	$455,448	$537,607	$902,328	$1,069,370
Total revenues	$662,784	$762,040	$1,333,806	$1,520,198
Operating margin	69%	71%	68%	70%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.

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Definitions and Reconciliations (continued)
June 30, 2026

Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and changes in provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases;
contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and
property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that, to facilitate investors’ clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort, and therefore do not provide a reconciliation for net operating income on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	62

Definitions and Reconciliations (continued)
June 30, 2026

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the six months ended June 30, 2026:

Development and redevelopment – under construction	Properties
99 Coolidge Avenue	1
1450 Owens Street	1
421 Park Drive	1
701 Dexter Avenue North	1
10200 Campus Point Drive	1
40, 50, and 60 Sylvan Road	3
269 East Grand Avenue	1
8800 Technology Forest Place	1
311 Arsenal Street	1
3000 Minuteman Road	1
12
Development – placed into service after January 1, 2025
230 Harriet Tubman Way	1
500 North Beacon Street and 4 Kingsbury Avenue	2
10935, 10945, and 10955 Alexandria Way	3
10075 Barnes Canyon Road	1
4135 Campus Point Court	1
8
Acquisitions after January 1, 2025
Other	2
2

Unconsolidated real estate JVs	3
Properties held for sale	23
Total properties excluded from same properties	48

Same properties	288
Total properties as of June 30, 2026	336
Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which a development or redevelopment project is expected to reach occupancy of 95% or greater.
Tenant collections
Tenant collections represent the percentage of recognized rental income billed during the respective quarter that has been collected as of the date of this report. Rental income from tenants for whom collection is considered not probable is recognized only upon receipt of cash and, accordingly, is included in this calculation only to the extent recognized and collected.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and are earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect on net income of any significant variability in components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Income from rentals	$643,210	$653,013	$728,872	$735,849	$737,279	$1,296,223	$1,480,454
Rental revenues	(486,589)	(474,786)	(538,330)	(541,070)	(553,377)	(961,375)	(1,105,489)
Tenant recoveries	$156,621	$178,227	$190,542	$194,779	$183,902	$334,848	$374,965

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	63

Definitions and Reconciliations (continued)
June 30, 2026

Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Unencumbered net operating income	$455,448	$446,880	$521,871	$512,710	$535,766
Encumbered net operating income	—	—	—	—	1,841
Total net operating income	$455,448	$446,880	$521,871	$512,710	$537,607
Unencumbered net operating income as a percentage of total net operating income	100.0%	100.0%	100.0%	100.0%	99.7%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable dividends in the calculation of diluted shares.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended					Six Months Ended
(In thousands)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Basic shares for earnings per share	170,718	170,598	170,394	170,181	170,135	170,658	170,328
Unvested RSAs with forfeitable dividends	—	269	—	—	—	382	—
Diluted shares for earnings per share	170,718	170,867	170,394	170,181	170,135	171,040	170,328

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,718	170,598	170,394	170,181	170,135	170,658	170,328
Unvested RSAs with forfeitable dividends	492	269	110	124	57	382	62
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	171,210	170,867	170,504	170,305	170,192	171,040	170,390

Weighted-average unvested RSAs with nonforfeitable dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	1,276	1,340	1,570	1,917	1,998	1,308	2,025